                                                                   EXHIBIT 10.12

                                                                [EXECUTION COPY]



                          CONSENT AND FOURTH AMENDMENT

                            DATED AS OF JULY 31, 2002

                          THE WILLIAMS COMPANIES, INC.
                           MULTI-YEAR CREDIT AGREEMENT



                  CONSENT AND FOURTH AMENDMENT TO THE CREDIT AGREEMENT (this "AGREEMENT"), dated as of July 31, 2002 is entered into by and among the Borrowers party to the Credit Agreement (as hereinafter defined), the Banks from time to time party to the Credit Agreement, the Co-Syndication Agents as named therein, the Documentation Agent as named therein and Citibank, N.A., as agent for the Banks (in such capacity, the "AGENT"). Except as otherwise defined or as the context requires, terms defined in the Credit Agreement are used herein as therein defined.

                                   WITNESSETH

                  WHEREAS, The Williams Companies, Inc., a Delaware corporation ("TWC"), Northwest Pipeline Corporation, a Delaware corporation ("NWP"), Transcontinental Gas Pipe Line Corporation ("TGPL") a Delaware corporation, and Texas Gas Transmission Corporation, a Delaware corporation ("TGT"; TWC, NWP, TGPL and TGT each a "BORROWER" and collectively, the "BORROWERS") have entered into a certain Credit Agreement dated as of July 25, 2000 with the financial institutions from time to time party thereto (the "BANKS'), The Chase Manhattan Bank and Commerzbank AG, as Co-Syndication Agents, Credit Lyonnais New York Branch, as Documentation Agent, and Citibank, N.A., as Agent, as amended by a letter agreement dated as of October 10, 2000, by a Waiver and First Amendment to Credit Agreement dated as of January 31, 2001, by a Second Amendment to Credit Agreement dated as of February 7, 2002 and by a Third Amendment to Credit Agreement dated as of March 11, 2002 (the "CREDIT AGREEMENT").

                  WHEREAS, the Borrowers have requested that the Banks party hereto, constituting not less than the Majority Banks, consent to the TWC Asset Dispositions (as defined herein), and provide certain amendments to the terms and conditions of the Credit Agreement;


                  WHEREAS, the Banks party hereto are willing to grant the requests of the Borrowers as hereinafter set forth;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto agree as follows:


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                  SECTION 1. Consent. The Banks party hereto consent to (i) the sale by the Borrowers or by any of their Subsidiaries of (1) WPC (the "CENTRAL PIPELINES ASSET DISPOSITION"), (2) MAPL (the "MAPL ASSET DISPOSITION"), (3) Seminole (the "SEMINOLE ASSET DISPOSITION"), (4) the Refineries (the "REFINERIES ASSET DISPOSITION"), (5) Soda Ash (the "SODA ASH ASSET DISPOSITION"), (6) TravelCenters (the "TRAVELCENTERS ASSET DISPOSITION"), and (7) Bio-Energy (the "BIO-ENERGY ASSET DISPOSITION", together with the Central Pipelines Asset Disposition, MAPL Asset Disposition and Seminole Asset Disposition, Refineries Asset Disposition, Soda Ash Disposition and TravelCenters Asset Disposition, the "TWC ASSET DISPOSITIONS"), (ii) the LLC Guaranty, Midstream Guaranty, and the Holdings Guaranty, and (iii) the execution and delivery of and performance by RMT, TWC and RMT LLC and their subsidiaries party thereto of the Barrett Loan Agreement and the transactions related thereto or contemplated thereby.

                  SECTION 2. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the Conditions of Effectiveness set forth in Section 3, hereby amended as follows:

                  (a) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of "Chase" with the following:

                           "Chase" means JPMorgan Chase Bank.

                  (b) Section 1.01 of the Credit Agreement is hereby amended by deleting the following definitions thereto: "Permitted NWP Liens", "Permitted TGPL Liens", "Permitted TGT Liens" and "Permitted TWC Liens";

                  (c) Section 1.01 of the Credit Agreement is hereby amended by inserting, or replacing as applicable, the following definitions in proper alphabetical order:

                  "Acceptable Security Interest" in any property shall mean a Lien granted pursuant to a Credit Document (a) which exists in favor of either (i) the Collateral Trustee for the benefit of itself and other parties, as more fully described in the Collateral Trust Agreement, or
         (ii) the Collateral Agent for the benefit of itself, the Issuing Banks, the "Agent" and the "Banks" (each as defined in the L/C Agreement), (b) which is superior to all other Liens, except Permitted Liens, (c) which secures (i) the "Secured Obligations" (as defined in the Security Agreement), and/or (ii) the "Obligations" (as defined in the L/C Agreement), and (d) which is perfected and is enforceable by either (i) the Collateral Trustee for the benefit of itself and other parties, as more fully described in the Collateral Trust Agreement or (ii) the Collateral Agent, for the benefit of itself, the Issuing Banks, "Agent" and the "Banks" (each as defined in the L/C Agreement), against all other Persons in preference to any rights of any such other Person therein; provided that such Lien may be subject to the Agreed Exceptions.

                  "Agreed Exceptions" means exceptions to title to be set forth in the "Mortgage" (as defined in the L/C Agreement) that are customary in similar mortgages, do not



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         materially detract from the value of the assets covered thereby, do not secure Debt and arise in the ordinary course of business.

                  "Applicable Margin" means as to any Eurodollar Rate Advance or Base Rate Advance to any Borrower, the rate per annum set forth in the applicable table on Schedule XI under the heading "Applicable Margin" for the relevant Rating Category applicable to TWC. The Applicable Margin determined pursuant to this definition for any Eurodollar Rate Advance or Base Rate Advance, as applicable, shall change when and as the relevant Rating Category applicable to TWC changes.

                  "Asset" or "property" (in each case, whether or not capitalized) means any right, title or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                  "Attributable Obligation" of any Person means, with respect to any Sale and Lease-Back Transaction of such Person as of any particular time, the present value at such time discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of such Person, be extended).

                  "Barrett Loan" means the loans made pursuant Barrett Loan Agreement.

                  "Barrett Loan Agreement" means the Credit Agreement dated July 31, 2002, among TWC, RMT LLC, RMT, the Lenders party thereto from time to time, Lehman Brothers Inc., as Arranger, and Lehman Commercial Paper Inc., as Syndication Agent and as Administrative Agent.

                  "Bio-Energy" means Williams Bio-Energy, L.L.C, Williams Ethanol Services, Inc., and Nebraska Energy, L.L.C.

                  "Capital Lease" means a lease that in accordance with generally acceptable accounting principles must be reflected on a company's balance sheet as an asset and corresponding liability.

                  "Cash Equivalents" means any of the following, to the extent owned by a Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the L/C Collateral Documents and having a maturity of not greater than 270 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause
         (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $500,000,000, per issuer outstanding at any time, issued by any corporation organized

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         under the laws of any State of the United States and rated at least
         "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  "Cash Flow" means, for any period, the Consolidated cash flow from operations of a Borrower and its Subsidiaries for such period determined in accordance with generally accepted accounting principles; provided that in determining such Consolidated cash flow from operations, there shall be excluded therefrom (to the extent otherwise included therein) (a) any positive cash flow from operations of any Person (including Project Financing Subsidiaries) subject to any restriction prohibiting the distribution of cash to such Borrower or any of its Subsidiaries, except and then only to the extent of the amount thereof that such Borrower or any of its Subsidiaries actually receives or has the right to receive (within the limits of such restrictions) during such period, (b) proceeds resulting from the sale, transfer or other disposition of any property by such Borrower or its Subsidiaries (other than sales, transfers and other dispositions in the ordinary course of business), (c) all other extraordinary items, (d) any item constituting the cumulative effect of a change in accounting principles, prior to applicable income taxes, (e) repayment of the WCG Synthetic Lease and (f) for the third Fiscal Quarter of 2002 only, margin and capital or adequate assurances relating to its refining and marketing and EMT.

                  "Citibank" means Citibank, N.A.

                  "Collateral" shall have the meaning specified in Section 1.1 of the L/C Agreement.

                  "Collateral Agent" means Citibank in its capacity as "Collateral Agent" pursuant to the L/C Collateral Documents and the L/C Agreement.

                  "Collateral Trust Agreement" means that certain Collateral Trust Agreement dated as of July 31, 2002 by and among the TWC, several of its Subsidiaries and the Collateral Trustee.

                  "Collateral Trustee" means CUSA in its capacity as "Collateral Trustee" pursuant to the Collateral Trust Agreement.

                  "Consent and Fourth Amendment" means that certain Consent and Fourth Amendment dated as of July 31, 2002 among the Borrowers, Banks, Co-Syndication Agents, Document Agent, Agent and Arranger.

                  "Consolidated" refers to the consolidation of the accounts of any Person and its consolidated subsidiaries in accordance with generally accepted accounting principles.

                  "Contractual Obligation" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Credit Documents" means this Agreement, the L/C Agreement, the L/C Collateral Documents, the Letter of Credit Documents, each Letter of Credit, all

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         documents, instruments, agreements, certificates and notices at any time executed and/or delivered to the Agent, any Issuing Bank, or any Bank in connection therewith.

                  "CUSA" means Citicorp USA, Inc.

                  "Debt" means, in the case of any Person, the principal or equivalent amount of (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of business), (iv) obligations of such Person as lessee under leases that are, in accordance with generally accepted accounting principles, recorded as capital leases, (v) payments necessary to exercise a purchase option with respect to the property used by such Person and encumbered by a Synthetic Lease with such Person as lessee, excluding any portion of such amount representing accrued interest, transfer taxes or other ancillary items, (vi) obligations of such Person under any Financing Transaction, (vii) indebtedness incurred after the date of the Consent and Fourth Amendment of the Subsidiaries of such Person, and indebtedness incurred after the date of this Agreement of any other entity that has been created or utilized, directly or indirectly, for financing purposes of such Person or any of its Subsidiaries, (viii) obligations of such Person under guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) of this definition, (ix) indebtedness or obligations of others of the kinds referred to in clauses (i) through (viii) of this definition secured by any Lien on or in respect of any property of such Person and (x) any Attributable Obligations of such Person; provided, however, that Debt shall not include (w) any obligations of TWC in respect of the FELINE PACS; (x) Non-Recourse Debt; (y) Performance Guaranties, (z) monetary obligations or guaranties of monetary obligations of Persons as lessee under leases (other than, to the extent provided herein above, Synthetic Leases) that are, in accordance with generally accepted accounting principles, recorded as operating leases and (aa) guarantees by such Person of obligations of others which are not obligations described in clauses
         (i) through (x) of this definition, and provided further that where any such indebtedness or obligation of such Person is made jointly, or jointly and severally, with any third party or parties other than any Subsidiary of such Person, the amount thereof for the purpose of this definition only shall be the pro rata portion thereof payable by such Person, so long as such third party or parties have not defaulted on its or their joint and several portions thereof and can reasonably be expected to perform its or their obligations thereunder. For the avoidance of doubt, "Debt" shall not include the Letters of Credit.

                  "Designated Midstream Subsidiaries" means Nebraska Energy, L.L.C; Rio Grande Pipeline Company; Baton Rouge Fractionators, L.L.C; Williams Lynxs Alaska CargoPort, L.L.C; Tri-States NGL Pipeline, L.L.C; WILPRISE Pipeline Company, L.L.C.; Williams Mobile Bay Producer Services, L.L.C; Williams Energy Partners L. P.; Williams Alaska Air Cargo Properties, L.L.C; and Williams GP LLC.

                  "EMT" means Williams Energy Marketing & Trading Company.

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                  "Environmental Permits" mean any and all material permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Protection Statutes.

                  "Equity Interests" means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.

                  "Excess Amount" has the meaning specified in Section 2.04(c).

                  "Excluded Collateral" means (i) all personal and real property owned by RMT LLC, WGPC and the Designated Midstream Subsidiaries and
         (ii) the Excluded Equity Interests.

                  "Excluded Equity Interests" means the Equity Interest in each of the Designated Midstream Subsidiaries (other than (i) Williams GP LLC and (ii) the Equity Interest of Williams Energy Partners L.P. held by Williams Energy Services, LLC and Williams Natural Gas Liquids, Inc.) provided, however, as to each Designated Midstream Subsidiary, at such time as the Company obtains the consents provided for in Paragraph 13 of Schedule XIII the Equity Interest of such Designated Midstream Subsidiary shall cease to be an "Excluded Equity Interest".

                  "Financing Transaction" means, with respect to any Person, any individual or group of related Persons (i) prepaid forward sales of oil, gas, minerals or other assets by such Person, (ii) interest rate, currency, commodity or other swaps, collars, caps, options or other derivatives or (iii) sales or transfers of assets, the primary effect of which or an important purpose of which is to receive money or credit in advance coupled with an obligation to repay or perform in the future to effect repayment thereof, including any contract monetization or production payment. Notwithstanding the foregoing, the following transactions, if entered into in the ordinary course of business by any Borrower or any of its affiliates and otherwise permitted hereunder, shall be deemed not to be Financing Transactions: (a) sales or exchanges of property fully delivered within 90 days of receipt of the first payment by a counterparty therefor, (b) interest rate, currency, commodity or other swaps, collars, caps, options or other derivatives (including prepayment of forward sales of property by a counterparty of any Borrower or any of its affiliates to hedge against the credit risk of such counterparty, provided that the forward delivery obligation with respect to the property sold must be fully performed within 120 days), and (c) "riskless" forward sales or exchanges of property whereby a third party guarantees the performance obligations of any Borrower or any of its affiliates to deliver such property without subrogation or other recourse against any Borrower or any of its affiliates by any party to the transaction. The term "contract monetization" as used in this definition means the acceleration of cash flows a contract party expects to receive from such contract pursuant to which the contract party retains a significant ongoing obligation to perform, but shall in any event exclude transactions commonly referred to as securitizations. The term "production payment" as used in this definition means a limited-term non-cost bearing right to receive produced hydrocarbons or the proceeds therefrom satisfiable in cash or in kind up to an aggregate defined amount of cash and/or hydrocarbons.

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                  "Fiscal Quarter" means any quarter of a Fiscal Year.

                  "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2002 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

                   "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guaranties" means, collectively the LLC Guaranty, the Midstream Guaranty and the Holdings Guaranty.

                  "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging obligations.

                  "Holdings Guaranty" means that certain guaranty executed by RMT LLC in substantially the form of Exhibit J to the L/C Agreement, as amended, supplemented or modified from time to time.

                  "Hydrocarbons" means oil, gas, casinghead gas, condensate, distillate, and liquid hydrocarbons.

                  "Interest Expense" means, for any period, the gross interest expense (determined in accordance with generally accepted accounting principles) of a Borrower and its Consolidated Subsidiaries accrued for such period, including that attributable to the capitalized amount of obligations owing under Capital Leases, all debt discount amortized in such period and all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, net of interest income (determined in accordance with generally accepted accounting principles) of a Borrower and its Consolidated Subsidiaries, but excluding such interest expense, debt discount, commissions, discounts and other fees and charges and interest income to the extent attributable to the Non-Recourse Debt of Project Financing Subsidiaries.

                  "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (viii) or (ix) of the definition of "Debt" in respect of such Person.

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                  "Issuing Banks" means Citibank and Bank of America N.A. in their capacity as issuers of Letters of Credit.

                  "L/C Agreement" means that certain Credit Agreement as in effect on July 31, 2002 among TWC as "Borrower", the "Agent", "Collateral Agent", "Syndication Agent", "Issuing Banks", the "Arranger", and those certain financial institutions party thereto as "Banks".

                  "L/C Collateral Documents" means the "Security Documents" as defined in the L/C Agreement.

                  "L/C Facility" means the letter of credit facility under the L/C Agreement.

                  "Legacy L/C's" means those outstanding letters of credit as of July 31, 2002 as set forth on Schedule XV, to the extent such letters of credit have not been cash collateralized.

                  "Letter of Credit" has the meaning specified in Section 1.1 of the L/C Agreement.

                  "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

                  "LLC Guaranty" means that certain guaranty executed by WGPC in substantially the form of exhibit G to the L/C Agreement, as amended, supplemented or modified from time to time.

                  "Major Subsidiary" means any Subsidiary of a Borrower with assets having a book value of $1,000,000,000 or more.

                  "MAPL" means Mid-America Pipeline Company, a Delaware corporation.

                  "MAPL Asset Disposition" means the sale, transfer or other distribution of the Equity Interests in or Assets of MAPL.

                  "Material Subsidiary" means (i) each Major Subsidiary and each other Subsidiary of a Borrower (other than a Project Financing Subsidiary) that itself (on an unconsolidated, stand alone basis) owns in excess of 5% of the book value of the Consolidated assets of a Borrower and its Consolidated Subsidiaries, (ii) each of TGPL, TGT and NWP and (iii) each Subsidiary that owns any direct or indirect interest in TGPL, TGT and NWP.

                  "Midstream Assets" means all assets now owned or hereafter acquired by TWC or any of its Subsidiaries, which are either individually, or in conjunction with other Midstream Assets, necessary for the conduct of the Midstream Business by TWC and its

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                                       9



         Subsidiaries, including the Refineries in Alaska and Tennessee, except that "Midstream Assets" shall not include (a) the assets being part of either of the MAPL Asset Disposition or Seminole Asset Disposition, unless the MAPL Disposition or Seminole Asset Disposition, as applicable, shall not have occurred on or prior to the date that is 60 days from the date of the Consent and Fourth Amendment and (b) any Assets of Williams GP LLC, Williams Energy Partners L.P. or any of their Subsidiaries.

                  "Midstream Asset MLP" means one or more master limited partnerships included in the Consolidated financial statements of TWC to which TWC has transferred or shall transfer certain assets relating to the Midstream Business as well as certain marine and inland terminals and related pipeline systems, including Williams Energy Partners L.P.

                  "Midstream Business" means the gathering, marketing, dehydrating, treating, processing, fractionating, refining, storing, selling and transporting of Hydrocarbons and Refined Hydrocarbons, and any business relating thereto.

                  "Midstream Guaranty" means that certain guaranty executed by those certain guarantors in substantially the form of exhibit H to the L/C Agreement, as amended, supplemented or modified from time to time.

                  "Midstream Subsidiaries" means each Subsidiary of TWC, excluding Williams Mobile Bay Producer Services, L.L.C., Williams GP LLC, Williams Energy Partners L.P., and each of their Subsidiaries, if any, engaged either in whole or in part in the Midstream Business that either (1) owns, leases or has possession of Midstream Assets that have an aggregate fair market value of $1,000,000 or more, or (2) owns, leases or has possession of any Midstream Asset or right that is material to the ownership, leasing or operation of the Midstream Assets taken as a whole.

                  "Net Cash Proceeds" means, with respect to any sale, transfer or other disposition of any asset or the sale or issuance of any equity interests (including, without limitation, any capital contribution) by any Person, the gross cash proceeds received (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) by or on behalf of such Person in connection with such transaction net of only (a) reasonable transaction costs, including customary and reasonable brokerage commissions, underwriting fees and discounts, legal fees, fees paid to accountants and financial advisors, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction, (c) the amount of any Debt by the terms of the agreement or instrument governing such Debt (including, without limitation, the Barrett Loan Agreement), that is required to be repaid or cash collateralized in the case of letters of credit, upon such disposition, including any premium, make-whole or breakage amount related thereto, (d) payments of unassumed liabilities relating to the assets sold at the time of, or within 60 days after, the date of such sale, and provided that such gross proceeds shall not include any portion of such gross cash proceeds which a Borrower determines in good faith should be reserved for post-closing adjustments (including indemnification payments, tax expenses and purchase price adjustments, to the extent the Person delivers to the Agent a certificate signed by an Officer of such Person as to such determination), it

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                                       10



         being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than 120 days following the date of the respective TWC Asset Disposition; provided, further that such 120-day period shall be extended to the extent any amount of such proceeds is subject to a good faith dispute or claim), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by such Person shall constitute Net Cash Proceeds on such date received by such Person from such sale, lease, transfer or other disposition.

                  "Net Worth" of any Person means, as of any date of determination, the excess of total assets of such Person plus all non-cash losses resulting from the write-down or disposition of the Trading Book over total liabilities of such Person, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles; provided, however, that for purposes of calculating Net Worth, total liabilities shall not include any obligations of the Borrower in respect of the FELINE PACS.

                  "Non-Recourse Debt" means (i) any Debt incurred by any Project Financing Subsidiary to finance the acquisition (other than the acquisition from a Borrower or any Subsidiary of such Borrower that is not a Project Financing Subsidiary), improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or providing financing for, a project listed on Schedule VI to the L/C Agreement or any new project commenced or acquired after the date hereof, which Debt does not provide for recourse against a Borrower or any Subsidiary of such Borrower (other than a Project Financing Subsidiary and such recourse as exists under a Performance Guaranty) or any property or asset of a Borrower or any Subsidiary of such Borrower (other than the property or assets of a Project Financing Subsidiary) and (ii) any refinancing of such Debt that does not increase the outstanding principal amount thereof at the time of the refinancing or increase the property subject to any Lien securing such Debt or otherwise add additional security or support for such Debt.

                  "Performance Guaranty" means any guaranty issued in connection with any Non-Recourse Debt that (i) if secured, is secured only by assets of, or Equity Interests in, a Project Financing Subsidiary, and
         (ii) guarantees to the provider of such Non-Recourse Debt or any other Person of the (a) performance of the improvement, installation, design, engineering, construction, acquisition, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such Non-Recourse Debt, (b) completion of the minimum agreed equity contributions to the relevant Project Finance Subsidiary, or (c) performance by a Project Financing Subsidiary of obligations to Persons other than the provider of such Non-Recourse Debt.

                  "Permitted Liens" means Liens specifically described on
         Schedule VI.

                  "Prairie Wolf Facility" means the financing provided in connection with that certain $611,788,868 Joint Venture Sponsor Agreement dated as of December 28, 2000 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "SPONSOR AGREEMENT"), among TWC, as Sponsor, and Williams Field Services Company, in favor of Prairie Wolf Investors, Arctic Fox Assets, L.L.C., Williams Energy (Canada), Inc. and the other Indemnified Persons (as defined in the Sponsor Agreement) listed therein.

                  "Progeny Facilities" means the financing facilities specifically described on Schedule XII attached hereto.

                  "Project Financing Subsidiaries" means any non-material Subsidiary of any Borrower whose principal purpose is to incur Non-Recourse Debt and/or construct, lease, own or operate the assets financed thereby, or to become a direct or indirect partner, member or other equity participant or owner in a Business Entity so created, and substantially all the assets of which Subsidiary or Business Entity are limited to those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by Non-Recourse Debt, or to Equity Interests in, or Debt or other obligations of, one or more other such Subsidiaries or Business Entities, or to Debt or other obligations of any Borrower or its Subsidiaries or other Persons. For purposes of this definition, a "non-material Subsidiary" shall mean any Consolidated Subsidiary of any Borrower that is not the Borrower and which, as of the date of the most recent Consolidated balance sheet of the Borrower delivered pursuant to
         Section 4.01(e) or 5.01, has total assets which account for less than five percent (5%) of the total Consolidated assets of such Borrower and its Consolidated Subsidiaries, as shown on such Consolidated balance sheet; provided, that the aggregate assets of the non-material Subsidiaries shall not comprise more than ten percent (10%) of the total Consolidated assets of such Borrower and its Consolidated Subsidiaries, as shown on such Consolidated balance sheet.

                  "Refined Hydrocarbons" means all products refined, separated, fractionated, settled, and dehydrated from Hydrocarbons and all products derived therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuels, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

                  "Refineries" means the equity interest in, and assets owned by, the Midstream Business of TWC which produces Refined Hydrocarbons and is owned collectively by the following subsidiaries: Williams Express, Inc., a Delaware corporation, Williams Alaska Pipeline Company, LLC, a Delaware limited liability company, Williams Alaska Petroleum, Inc., an Alaska corporation, Williams Alaska Air Cargo Properties, LLC, an Alaska limited liability company, Williams Lynxs Alaska CargoPort, LLC, an Alaska limited liability company, Williams Express, Inc., an Alaska corporation, Williams Refining & Marketing, LLC, a Delaware limited liability company, Williams Olefins, LLC, a Delaware limited liability company, Williams Olefins Feedstock Pipelines, LLC, a Delaware limited liability company, Williams Memphis Terminal, Inc., a Delaware corporation, Williams Generating Memphis, LLC, a Delaware limited liability company.

                  "RMT" means Williams Production RMT Company.

                  "RMT LLC" means Williams Production Holdings LLC.

                  "Security Agreement" means a Security Agreement executed by the TWC and those certain guarantors party thereto in substantially the form of Exhibit F to the L/C Agreement, as amended, supplemented or modified from time to time.

                  "Seminole Asset Disposition" means the sale, transfer or other distribution of all or substantially all of the Equity Interests in or assets of Seminole.

                  "Soda Ash" means Williams Soda Products Company and American Soda, L.L.P.

                  "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Synthetic Lease" means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is not a capital lease in accordance with generally accepted accounting principles and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which such Person is the lessor.

                  "TGPL Bond Offering" means that certain $325,000,000, 8.875% Senior Notes due 2012 issued on July 3, 2002 by TGPL.

                  "Trading Book" means all mark to market daily and forward traded transactions inclusive of structured portfolio transactions consisting primarily of tolling and full requirements transactions.

                  "TravelCenters" means Williams TravelCenters, Inc.

                  "TWC Asset Dispositions" has the meaning specified in Section 1 of the Consent and Fourth Amendment.

                  "TWC Preferred Stock" means the shares of preferred stock of TWC which may be perpetual preferred stock or mandatorily convertible into shares of common stock of TWC.

                  "TWC Asset Disposition Documents" means all material agreements relating to the TWC Asset Dispositions.

                  "WCG Unwind Transaction" means a transaction in which (i) the TWC's Sale Leaseback transaction with WCG and its Subsidiary, Williams Technology Center, LLC ("WTC") involving Williams Technology Center and two aircraft dated September 13, 2001 (the "WCG Sale Leaseback"), is terminated, (ii) in exchange for such termination, TWC receives a promissory note payable by the reorganized WCG, WTC and/or the other WCG Subsidiaries, as co-makers in an amount of $100,000,000 or less, and (iii) consideration from the Borrower and its Subsidiaries includes termination of the existing WCG Sale Leaseback, but does not include any cash payment by TWC or any of its Subsidiaries to WCG or WTC.

                  "WPRMT" means Williams Production RMT Company, a Delaware company.

                  "WPXE" means WPX Enterprises, Inc., a Delaware corporation.

                  (d) Section 2.04 is hereby amended by adding to the end thereof a new subsection (c) to read as follows:

                           "(c) Mandatory. Upon the date of receipt by TWC or
                  any of its Subsidiaries of any Net Cash Proceeds from (1) any asset disposition (other than the MAPL Asset Disposition and the Seminole Asset Disposition), or (2) an issuance of TWC Preferred Stock, TWC shall apply such Net Cash Proceeds as follows:

                                    (i) in the case of any such Net Cash
                           Proceeds arising from any disposition referred to in clause (1) above which consists of the Refinery in Alaska owned by certain Subsidiaries and the assets related thereto, 50% of such Net Cash Proceeds shall be applied on a pro-rata basis to the permanent ratable reduction of the respective Commitments of the Banks to TWC;

                                    (ii) in the case of any such Net Cash
                           Proceeds arising from any asset disposition referred to in clause (1) above and not otherwise applied pursuant to clause (i) above (including any disposition of the Refinery in Memphis, Tennessee owned by certain Subsidiaries and the assets related thereto), 50% of such Net Cash Proceeds shall be applied solely to the permanent ratable (x) reduction of the respective Commitments of the Banks to TWC and the outstanding amounts of the Progeny Facilities (excluding the Prairie Wolf Facility) and (y) cash collateralization of the Legacy L/Cs; and

                                    (iii) in the case of any such Net Cash
                           Proceeds arising from an issuance of TWC Preferred Stock referred to in clause (2) above, 100% of such Net Cash Proceeds shall be applied on a pro-rata basis to the permanent ratable (x) reduction of the respective Commitments of the

                           Banks to TWC and the outstanding amounts of the Progeny Facilities (excluding the Prairie Wolf Facility) and (y) cash collateralization of the Legacy L/Cs;

                  provided, however, that notwithstanding the foregoing provisions of this clause (c), in no event shall the Commitment of the Banks to TWC be reduced, pursuant to this clause (c), to less than $400,000,000; provided, further, that (1) upon the mandatory permanent reduction of the Commitments of the Banks to TWC to $400,000,000, 50% of any Net Cash Proceeds arising from an asset disposition referred to in clause (c)(ii) above shall be applied solely to the permanent ratable reduction of the outstanding amounts of the Progeny Facilities (excluding the Prairie Wolf Facility) and the cash collateralization of the Legacy L/Cs and (2) if a reduction of the Commitments pursuant to this Section 2.04(c) shall cause the Commitments as so reduced to be less than the aggregate outstanding principal amount of the Advances (such positive difference between the Commitments and the outstanding Advances being referred to herein as the "EXCESS AMOUNT"), TWC shall repay an aggregate principal amount equal to no less than such Excess Amount, and except as set forth in this proviso, the obligation of TWC to apply Net Cash Proceeds to the reduction of the Commitments of the Banks shall not require any payments to the Banks.";

                  (e) Section 2.06(a) is hereby amended by inserting the words "plus the Applicable Margin" after the words "Base Rate" in the second and ninth lines thereof ;

                  (f) Section 3.02 is hereby amended by adding at the end thereof a new clause (d) to read as follows:

                           "(d) Evidence that TWC shall have received gross cash
                  proceeds in the aggregate amount of no less than $2,100,000,000; provided that some or all of those proceeds shall have been received from the MAPL Asset Disposition, Seminole Asset Disposition and Barrett Loan.";

                  (g) Section 3.03 is hereby amended by adding at the end thereof a new clause (e) to read as follows:

                           "(e) Evidence that TWC shall have received gross cash
                  proceeds in the aggregate amount of no less than $2,100,000,000; provided that some or all of those proceeds shall have been received from the MAPL Asset Disposition, Seminole Asset Disposition and Barrett Loan.";

                  (h) Section 4.01(a) is hereby amended by replacing the words "material Subsidiary" in the eighth and thirteenth lines thereof and replacing them with "Material Subsidiary";

                  (i) Section 4.01(b) is hereby amended and restated in its entirety and replaced with the following:

                           "(b) The execution, delivery and performance by each
                  Borrower of the Credit Documents to which it is a party delivered hereunder and the consummation of the transactions contemplated thereby are within such Borrower's corporate or limited liability company powers, have been duly authorized by all necessary corporate or limited liability company action, do not contravene (i) any Borrower's charter, by-laws or formation agreement or (ii) law or any restriction under any material agreement binding on or affecting any Borrower or any Midstream Subsidiary and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.";

                  (j) Section 4.01(c) is hereby amended and restated in its entirety and replaced with the following:

                           "(c) No authorization or approval or other action by,
                  and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by each Borrower or any Midstream Subsidiary of any Credit Document to which any of them is a party, or the consummation of the transactions contemplated thereby.";

                  (k) Section 4.01(e)(i) is hereby amended by deleting the following sentence at the end of thereof:

                           "Since March 31, 2000 there has been no material adverse change in the condition or operations of TWC or its Subsidiaries.";

                  (l) Section 4.01(e)(ii) is hereby amended by deleting the following sentence at the end of thereof:

                           "Since March 31, 2000, there has been no material adverse change in the condition or operations of NWP or its Subsidiaries.";

                  (m) Section 4.01(e)(iv) is hereby amended by deleting the following sentence at the end of thereof:

                           "Since March 31, 2000, there has been no material adverse change in the condition or operations of TGPL or its Subsidiaries.";

                  (n) Section 4.01(e)(v) is hereby amended by deleting the following sentence at the end of thereof:

                           "Since March 31, 2000, there has been no material adverse change in the condition or operations of TGT or its Subsidiaries.";

                  (o) Section 4.01(f) is hereby amended by deleting the words "material Subsidiary" commencing in the fourth sentence thereof and replacing them with "Material Subsidiary";

                  (p) Section 4.01(j) is hereby amended by deleting the words "material Subsidiary" in the third and ninth sentences thereof and replacing them with "Material Subsidiary";

                  (q) Section 4.01(k) is hereby amended by replacing the words "material Subsidiary" in the second sentence thereof with "Material Subsidiary";

                  (r) Section 4.01(m) is hereby amended and restated in its entirety and replaced with the following:

                           "(m) Except as set forth in the Public Filings or as
                  otherwise disclosed in writing by any Borrower to the Banks and the Agent after the date hereof and approved by the Majority Banks, each Borrower and its respective Material Subsidiaries are in compliance in all material respects with all Environmental Protection Statutes to the extent material to the operations or the Consolidated financial condition of each Borrower and its Consolidated Subsidiaries taken as a whole. Except as set forth in the Public Filings or as otherwise disclosed in writing by any Borrower to the Banks and the Agent after the date hereof and approved by the Majority Banks, the aggregate contingent and non-contingent liabilities of each Borrower and its Consolidated Subsidiaries (other than those reserved for in accordance with generally accepted accounting principles and set forth in the financial statements regarding any such Borrower referred to in Section 4.1(e) and delivered to each Bank and excluding liabilities to the extent covered by insurance if the insurer has confirmed that such insurance covers such liabilities or which such Borrower reasonably expects to recover from ratepayers) which are reasonably expected to arise in connection with (i) the requirements of Environmental Protection Statutes or (ii) any obligation or liability to any Person in connection with any Environmental matters (including any release or threatened release (as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of
                  1980) of any Hazardous Waste, Hazardous Substance, other waste, petroleum or petroleum products into the Environment) could not reasonably be expected to have a material adverse effect on the business, assets, conditions or operations of any Borrower and its Subsidiaries, taken as a whole. Each Borrower and its respective Material Subsidiaries holds all Environmental Permits (each of which is in full force and effect) required for any of its current or planned operations or for any property owned, leased, or otherwise operated by it; and is, and within the period of all applicable statutes of limitation has been, in compliance with all of its Environmental Permits."

                  (s) Section 4.01 is hereby amended by adding a new clauses
         (n), (o), (p), (q), (r) and (s) to read as follows:

                           "(n) Other than the Permitted Liens, each Borrower
                  and its Subsidiaries has good, valid and indefeasible title to, or a valid leasehold interest in, its respective property and to all property reflected by its respective balance sheet referenced in clause (e) above as being owned by such Borrower. TWC and each of the Midstream Subsidiaries have sufficient title to all Midstream Assets they collectively own and operate as is necessary for the conduct of the Midstream Business after the date hereof in accordance with the ownership and operation of the Midstream Business in the twelve months prior to the date hereof. There exists, or following completion of the post-closing items more fully described in Schedule XIII, there will exist an Acceptable Security Interest in all Collateral other than the Excluded Collateral.

                           (o) The Persons listed on Schedule XIV are all of the
                  Midstream Subsidiaries and own, lease or hold all Midstream Assets necessary and/or appropriate for the operation and carrying on of the Midstream Business associated with the Midstream Assets as conducted during the 12 months preceding the date hereof.

                           (p) Neither TWC nor any Midstream Subsidiary is in
                  default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a material adverse effect the Midstream Business of TWC or any Midstream Subsidiary. No Default or Event of Default has occurred and is continuing.

                           (q) Except as would not have a material adverse
                  effect on the conduct of the Midstream Business conducted by the Midstream Subsidiaries, the various gathering systems which comprise part of the Midstream Assets are covered by recorded fee deeds, right of ways, easements, leases, servitudes, permits, licenses, or other instruments in favor of the Midstream Subsidiaries (or their predecessors in title) and their successors and assigns, which instruments establish a contiguous right of way for the respective gathering systems and grant the right to construct, operate, and maintain the respective gathering system in, over, under, and across the land covered thereby; provided, that certain licenses and permits from railroads, utilities, meter sites, and from the various state and local Governmental Authorities and rights granted by Hydrocarbon producers on their respective properties may not be recorded. The pipelines comprising the various gathering systems which are part of the Midstream Assets of the Midstream Subsidiaries are located within the confines of contiguous rights of way and do not encroach upon any adjoining property in any material respects. The rights of ingress and egress held by the Midstream Subsidiaries with respect to such gathering systems allow the applicable Midstream Subsidiaries to inspect, operate, repair, and maintain such gathering systems in a normal manner consistent with past practices.

                           (r) After giving effect to the Consent and Fourth
                  Amendment and the concurrent amendments to various financing arrangements and agreements of each Borrower and its Subsidiaries, each Borrower, individually and together with its Subsidiaries, is Solvent.";

                           (s) No Borrower nor any Midstream Subsidiary is in
                  default under or with respect to any of its margin requirements and capital assurance requirements in any respect which could reasonably be expected to have a material adverse effect on the Midstream Business of TWC, or any Midstream Subsidiary. No Default or Event of Default has occurred and is continuing.";

                  (t) Section 5.01(b)(ii) is hereby amended and restated in its entirety and replaced with the following:

                           "(ii) as soon as available and in any event not later
                  than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of such Borrower, (1) the Consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarters and the Consolidated statements of income and cash flows of such Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments and the lack of footnotes) by an authorized financial officer of such Borrower as having been prepared in accordance with generally accepted accounting principles; provided that, if any financial statement referred to in this clause (ii) of
                  Section 5.01(b) is readily available on-line through EDGAR as of the date on which such financial statement is required to be delivered hereunder, such Borrower shall not be obligated to furnish copies of such financial statement; and (2) a certificate of an authorized financial officer of such Borrower (a) stating that he has no knowledge that a Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action, if any, which such Borrower proposes to take with respect thereto, and
                  (b) showing in detail the calculation supporting such statement in respect of Sections 5.02(b) and 5.02(m);";

                  (u) Section 5.01(b)(iii) is hereby amended and restated in its entirety and replaced with the following:

                           "(iii) as soon as available and in any event not
                  later than 105 days after the end of each Fiscal Year of such Borrower, (1) a copy of the annual audited report for such year for such Borrower and its Consolidated Subsidiaries, including therein Consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and cash flows of such Borrower and its Consolidated Subsidiaries for such Fiscal Year, in each case prepared in accordance with generally accepted accounting principles and reported on by Ernst & Young, LLP or such other independent certified public accountants of recognized standing acceptable to the Majority Banks; provided that if any financial statement referred to in this clause (iii) of Section 5.01(b) is readily available on-line through EDGAR as of the date on which such financial statement is required to be delivered hereunder, such Borrower shall not be obligated to furnish copies of such financial statement; and (2) a letter of such accounting firm to the Banks (a) stating that, in the course of the regular audit of the business of such Borrower and its Consolidated Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and

                  (b) showing in detail the calculations supporting such statement in respect of Sections 5.02(b) and 5.20(m), (which letter may nevertheless be limited in form, scope and substance to the extent required by applicable accounting rules or guidelines in effect from time to time);";

                  (v) Section 5.01(b)(iv) is hereby amended by deleting the words "material Subsidiaries" in the third line thereof and replacing them with "Material Subsidiaries";

                  (w) Section 5.01(b)(v) is hereby amended by deleting the words "material Subsidiary" in the fourth and eighth lines thereof and replacing them with "Material Subsidiaries";

                  (x) Section 5.01(b)(vi) is hereby amended and restated in its entirety and replaced with the following:

                           "(vi) as soon as possible and in any event within 30
                  Business Days after such Borrower or any ERISA Affiliate of such Borrower knows or has reason to know (A) that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred that could have a material adverse effect on such Borrower or any Material Subsidiary of such Borrower or any ERISA Affiliate of such Borrower or (B) that any other Termination Event with respect to any Plan has occurred or is reasonably expected to occur that could have a material adverse effect on such Borrower or any Material Subsidiary of such Borrower or any ERISA Affiliate of such Borrower, a statement of the chief financial officer or chief accounting officer of such Borrower describing such Termination Event and the action, if any, which such Borrower or such Subsidiary or such ERISA Affiliate proposes to take with respect thereto;";

                  (y) Section 5.01(b) is hereby amended by adding at the end thereof a new clause (xii) to read as follows:

                           "(xii) promptly after any officer of such Borrower
                  obtains knowledge thereof, notice of (1) any material violation of, noncompliance with, or remedial obligations under, any Environmental Protection Statute, and (2) any material release or threatened material release of Hazardous Substance or Hazardous Waste affecting any property owned, leased or operated by such Borrower or any Subsidiary of such Borrower that such Borrower or such Subsidiary is compelled by the requirements of any Environmental Protection Statute to report to any governmental agency, department, board or other instrumentality,";

                  (z) Section 5.01(c) is hereby amended by deleting the words "material Subsidiary" commencing in the first line thereof and replacing them with "Material Subsidiary";

                  (aa) Section 5.01 is hereby amended by adding at the end thereof new clauses (e), (f), (g), (h), (i), (j), (k), (l) and (m) to read as follows:

                           "(e) Acceptable Security Interest. Cause an
                  Acceptable Security Interest to exist at all times in all Collateral, except as to the Excluded Collateral and as otherwise contemplated by Section 5.01(g).

                           (f) Further Assurances. At any time and from time to
                  time, such Borrower shall, at its expense, promptly execute and deliver to the Collateral Trustee and/or the Collateral Agent such further instruments and documents, and take such further action (including, without limitation, with respect to the granting of a valid first priority Lien, subject to Permitted Liens, on any personal or real property of TWC, any MidStream Subsidiary or Williams Mobile Bay Producer Services, L.L.C. which, on the date of this Agreement, is subject to any contractual restriction prohibiting the granting of such a Lien on such property, which contractual restriction shall terminate prior to the Termination Date), as the Majority Banks may from time to time reasonably request, in order to further carry out the intent and purpose of the Credit Documents and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Collateral Trustee, Collateral Agent or any of the Banks, including the execution, delivery, recordation and filing of security agreements, financing statements and continuation statements under the law of any applicable jurisdiction and mortgages and deeds of trust necessary to grant a valid first Lien on all Collateral of such Borrower and its Subsidiaries whether such Collateral is now owned, leased, possessed by license or any other means of acquiring a possessory interest or hereafter acquired or possessed (each such mortgage or deed of trust being an "Additional Mortgage"); provided, however, that (i) Williams GP LLC shall not be required to grant a Lien on any Equity Interests held by it in Williams Energy Partners L.P. and (ii) Williams Energy Partners L.P. shall not be required to grant a Lien on any of its personal or real property.

                           (g) Post-Closing Requirements. On or before the dates
                  more fully set forth in Schedule XIII hereto, the Borrowers shall satisfy, or shall cause satisfaction, of the items more fully set forth in such Schedule XIII.

                           (h) Subsidiaries. Give the Agent thirty days prior
                  written notice of the creation or acquisition of any Subsidiary (other than a Project Financing Subsidiary or any Subsidiary of Williams Energy Partners L.P.) and concurrently with the creation or acquisition of any such Subsidiary, cause such Subsidiary (other than a Project Financing Subsidiary or any Subsidiary of Williams Energy Partners L.P.) to provide to the Collateral Agent a Security Agreement granting an Acceptable Security Interest for the benefit of the Collateral Trustee, appropriate legal opinions and, if such Subsidiary owns any real property, a Mortgage covering such real property, all of which shall be in the form and substance satisfactory to the Collateral Agent.

                           (i) Bond Offerings. On or before August 1, 2002,
                  cause the net proceeds from the TGPL Bond Offering to be maintained in a separate, segregated account in the name of TGPL to be used solely for the purpose of paying the bondholders as such bonds mature to be used solely as set forth in the offering documents for the TGPL Bond Offering.

                           (j) Midstream Subsidiaries. Cause the representation
                  set forth in Section 4.01(p) to be true at all times.

                           (k) Cash Deposits. Maintain all or substantially all
                  of its cash deposits with one or more of the Banks party to this Agreement, other than any cash deposit held in local operational account or any international accounts.

                           (l) Barrett Liquidity Reserve. Cause RMT to at all
                  times maintain the Borrower Liquidity Reserve (as defined in the Barrett Loan Agreement).

                           (m) Williams GP LLC. (i)Upon any sale or other
                  disposition (other than a redemption) of any Equity Interests of Williams Energy Partners L.P. owned, directly or indirectly, by Williams GP LLC, TWC shall furnish, or cause Williams GP LLC to furnish, to the Agent a fairness opinion with respect to such disposition prepared by a nationally recognized investment banking firm; (ii) TWC shall cause proceeds resulting from any redemption or disposition described in clause (i) which have been distributed by Williams GP LLC to, or otherwise received by, a Subsidiary (except Williams Energy Partners L.P. or a Subsidiary thereof) to be promptly delivered by such Subsidiary to the Collateral Trustee pursuant to the Collateral Trust Agreement, to be held by the Collateral Trustee as Collateral thereunder; and (iii) upon a purchase of any property by Williams GP LLC using proceeds from any redemption or disposition referred to in clause (i), TWC shall furnish, or cause Williams GP LLC to furnish, to the Agent a fairness opinion with respect to such purchase prepared by a nationally recognized investment banking firm.";

                  (bb) Section 5.02(a) is hereby amended in its entirety and replaced with the following:

                           "(a) Liens, Etc. Create, assume, incur or suffer to
                  exist, or permit any of its Subsidiaries to create, assume, incur or suffer to exist, any Lien on or in respect of any of its property, whether now owned or hereafter acquired, or assign or otherwise convey, or permit any such Subsidiary to assign or otherwise convey, any right to receive income, in each case to secure or provide for the payment of any Debt, trade payable or other obligation or liability or any Person (other than obligations or liabilities that are (i) neither Debt nor trade payables, (ii) incurred, and are owed to trading counterparties, in the ordinary course of the trading business of the Borrowers or any of their Subsidiaries, and
                  (iii) secured only by cash, short-term investments or a Letter of Credit); provided however, that, notwithstanding the foregoing, (1) the Borrowers or any of their Subsidiaries may create, incur, assume or suffer to exist Permitted Liens and
                  (2) RMT and RMT LLC may create, incur, assume or suffer to exist any Lien created pursuant to the Barrett Loan Agreement or documents related thereto.";

                  (cc) Section 5.02(b)(i) is hereby amended in its entirety and replaced with the following:

                           "In the case of TWC, permit the ratio of (A) the
                  aggregate amount of Consolidated Debt of TWC and its Consolidated Subsidiaries to (B) the sum of the Consolidated Net Worth of TWC plus the aggregate amount of Consolidated Debt of TWC and its Consolidated Subsidiaries to exceed at any time (x) on or before December 30, 2002, 0.70 to 1.00, (y) after December 30, 2002 and on or before March 30, 2003, 0.68 to 1.00 and (z) after March 30, 2003, 0.65 to 1.00.";

                  (dd) Section 5.02(b)(ii) is hereby amended in its entirety and replaced with the following:

                           "In the case of any Borrower (other than TWC), permit
                  the ratio of (A) the aggregate amount of Consolidated Debt of such Borrower and its Subsidiaries on a Consolidated basis, to
                  (B) the sum of the Consolidated Net Worth of such Borrower plus the aggregate amount of Consolidated Debt of such Borrower and its Subsidiaries on a Consolidated basis to exceed at any time 0.55 to 1.00.";

                  (ee) Section 5.02(c) is hereby amended and restated in its entirety and replaced with the following:

                           "(c) Merger and Sale of Assets. Merge or consolidate
                  with or into any other Person, or sell, lease or otherwise transfer a material part of its assets, or permit any of its Major Subsidiaries to merge or consolidate with or into any other Person, or sell, lease or otherwise transfer a material part of such Major Subsidiary's assets, except that this
                  Section 5.02(c) shall not prohibit any sale or transfer permitted by Section 5.02 (l) or any TWC Asset Disposition.";

                  (ff) Section 5.02(d) is hereby amended and restated in its entirety and replaced with the following:

                           "(d) Agreements to Restrict Certain Transfers. Enter
                  into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any consensual encumbrance or restriction on its ability or the ability of any of its Subsidiaries (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its capital stock or pay any Debt or other obligation owed to a Borrower or to any of its Subsidiaries; or (ii) to make loans or advances to a Borrower or any Subsidiary thereof, except (1) encumbrances and restrictions on any Subsidiary that is not a Material Subsidiary, (2) those encumbrances and restrictions existing on July 31, 2002, (3) other customary encumbrances and restrictions now or hereafter existing of a Borrower or any Subsidiary thereof entered into in the ordinary course of business that are not more restrictive in any material respect than the encumbrances and restrictions with respect to a Borrower or its Subsidiaries existing on the date hereof, (4) encumbrances or restrictions on any Subsidiary that is obligated to pay Non-Recourse Debt arising in connection with such Non-Recourse Debt, (5) encumbrances and restrictions on Williams Energy Partners L.P. and (6) encumbrances and restrictions on any Subsidiary pursuant to the Barrett Loan Agreement.";

                  (gg) Section 5.02(e) is hereby amended and restated in its entirety and replaced with the following:

                           "(e) Loans and Advances; Investments. Make or permit
                  to remain outstanding, or allow any of its Subsidiaries to make or permit to remain outstanding, any loan or advance to, or own, purchase or acquire any obligations or debt or Equity Interests of, any WCG Subsidiary, except that a Borrower and its Subsidiaries may (i) permit to remain outstanding, and to replace or refinance, loans and advances and other financing arrangements to, or Equity Interest in, a WCG Subsidiary existing or owned (in the case of such Equity Interests) as of the date hereof and listed on Exhibit E hereof, but no such replacement or refinancing shall exceed the amount of such loans, advances or other amounts outstanding immediately prior to such replacement or refinancing, (ii) pursuant to the WCG Unwind Transaction, acquire and own the promissory note referred to in clause (b) of the definition herein of WCG Unwind Transaction, and (iii) receive any distribution from WCG or any Subsidiary thereof in connection with the bankruptcy proceedings of WCG or any Subsidiary thereof. Except for those investments permitted in subsections (i),
                  (ii) and (iii) above, no Borrower shall, and no Borrower shall permit any of its Subsidiaries to, acquire or otherwise invest in Equity Interests in, or make any loan or advance to, a WCG Subsidiary.";

                  (hh) Section 5.02(f) is hereby and restated in its entirety and replaced with the following:

                           "(f) Maintenance of Ownership of Certain
                  Subsidiaries. Except with respect to Williams Energy Partners L.P., WPC, the Refineries, MAPL, Seminole and their respective Subsidiaries, sell, issue or otherwise dispose of, or create, assume, incur or suffer to exist any Lien on or in respect of, or permit any of its Subsidiaries to sell, issue or otherwise dispose of or create, assume, incur or suffer to exist any Lien on or in respect of, any Equity Interests or any direct or indirect interest in any Equity Interests in any Borrower or any of its Material Subsidiaries; provided, however, that this Section 5.02(f) shall not prohibit (i) Permitted Liens,
                  (ii) the sale or other disposition of the Equity Interests in any Subsidiary of a Borrower to the Borrower or any Wholly-Owned Subsidiary of a Borrower if, but only if, (x) there shall not exist or result a Default or Event of Default and (y) in the case of each sale or other disposition referred to in this proviso involving such Borrower or any of its Subsidiaries, such sale or other disposition could not reasonably be expected to impair materially the ability of such Borrower to perform its obligations hereunder and under any other Credit Document and such Borrower shall continue to exist, (iii) any Subsidiary from selling or otherwise disposing of any direct or indirect Equity Interests in any Subsidiary (other than TPGL, TGT, or NWP) of a Borrower, (iv) any TWC Asset Disposition, or (v) the sale or other disposition of the Equity Interests in any Subsidiary of any Borrower pursuant to, and in accordance with, the Barrett Loan Agreement; provided that, after giving effect to any such sale or other disposition of any Equity Interests owned directly or indirectly by a Major Subsidiary, such Subsidiary continues to be a Major Subsidiary. Nothing herein shall be construed to permit the Borrower or any of its Subsidiaries to purchase shares, any interest in shares or any ownership interest in a WCG Subsidiary except as permitted by Section 5.02(d).";

                  (ii) Section 5.02(g) is hereby amended by deleting the words "material Subsidiary" in the third and sixth lines thereof and replacing them with "Material Subsidiary";

                  (jj) Section 5.02(h) is hereby amended by deleting the words "material Subsidiary" in the third line thereof and replacing them with "Material Subsidiary";

                  (kk) Section 5.02(i) is hereby amended and restated in its entirety and replaced with the following:

                           "(i) Guarantees. After the date of the Consent and
                  Fourth Amendment, enter into any agreement to guarantee or otherwise become contingently liable for, or permit any of its Subsidiaries to guarantee or otherwise become contingently liable for, Debt or any other obligation of any WCG Subsidiary or to otherwise assure a WCG Subsidiary, or any creditor of a WCG Subsidiary, against loss, except for any guarantees permitted by the L/C Agreement and the Holdings Guaranty.";

                  (ll) Section 5.02(j) is hereby amended and restated in its entirety and replaced with the following:

                           "(j) Sale and Lease-Back Transactions. Enter into, or
                  permit any of its Subsidiaries to enter into, any Sale and Lease-Back Transaction, if after giving effect thereto such Borrower would not be permitted to incur at least $1.00 of additional Debt secured by a Lien permitted by paragraph (y) of Schedule VI.";

                  (mm) Section 5.02(k) is hereby amended by adding to the end thereof the following:

                           "Notwithstanding anything to the contrary contained
                  herein, if any, (i) with respect to EMT, proceeds of any Advance shall only be used, directly or indirectly, as necessary for the orderly disposition of the Trading Book and
                  (ii) no proceeds of any Advance shall be used to pay any principal amounts outstanding, interest, fees or other costs with respect to the Barrett Loan, it being understood that proceeds of any Advance may be used to support margin requirements with regard to Hedging Agreements on oil and gas.";

                  (nn) Section 5.02 is hereby amended by adding at the end thereof new clauses (l), (m), (n), (o), and (p) to read as follows:

                           "(l) Asset Disposition. Sell, lease, transfer or
                  otherwise dispose of, or permit any of their Material Subsidiaries to sell, lease, transfer or otherwise dispose of, any property of the Borrowers or any Material Subsidiary of the Borrowers, except (i) sales of inventory in the ordinary course of business and on reasonable terms, (ii) sales of worn out or obsolete equipment in the ordinary course of business, if no Event of Default exists at the time of such sale, (iii) replacement of equipment in the ordinary course of business with other equipment at least as useful and beneficial to TWC or its Material Subsidiaries and their respective businesses as the equipment replaced if no Event of Default exists at the time of such replacement and an Acceptable Security Interest exists in such other equipment at the time of such replacement, (iv) sales of other immaterial Property (other than Equity Interests, Debt or other obligations of any Subsidiary) in the ordinary course of business and on reasonable terms, if no Event of Default exists at the time of such sale; provided that Property may not be sold pursuant to this clause (iv) if the aggregate fair market value of all Property sold pursuant to this clause (iv) exceeds $250,000 in any year, (v) sales of assets which are not Collateral for cash in arm's length transactions, (vi) sales or other dispositions of WPC or the Refineries, (vii) sales of MAPL and Seminole and (viii) sales or other dispositions of assets of Williams GP LLC or Williams Energy Partners L.P.; provided that (A) the proceeds from any disposition permitted pursuant to clauses (i) through (vi), shall be applied in accordance with the terms and conditions of this Agreement and (B) assets disposed of pursuant to clauses (i) through (v) shall not constitute a material part of the assets of TGPL, TGT or NWP. Upon receipt of a written request therefor from the applicable Borrower relating to dispositions permitted pursuant to this Section 5.02(l), (x) the Collateral Agent will execute and deliver all documents as may reasonably be requested to effect a release of the Liens on any such Collateral held by the Collateral Trustee pursuant the Collateral Trust Agreement and other L/C Collateral Documents and (y) each Bank shall be deemed to have affirmatively approved the release of such Collateral. Notwithstanding anything in this Section 5.02(l) to the contrary, and for greater certainty, nothing in this Agreement shall prohibit (1) the transfer of Equity Interests of RMT from TWC to RMT LLC or (2) TWC or any of its Subsidiaries (including RMT LLC, RMT and their respective Subsidiaries) from selling, leasing, transferring or otherwise disposing of any property of the Borrowers or any Subsidiaries of the Borrowers in accordance with the provisions of the Barrett Loan Agreement.

                           (m) Cash Flow to Interest Expense Ratio. Permit, for
                  any period of four consecutive quarters, the ratio of (A) the sum of Cash Flow of any Borrower plus Interest Expense of such Borrower to (B) Interest Expense of such Borrower to be less than 1.5 to 1.0.

                           (n) Restricted Payments. Declare or pay any
                  dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Person thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in a Borrower or to issue or sell any Equity Interests therein, make any prepayment with respect to any Debt (other than the Progeny Facilities or Debt of Williams Energy Partners L.P. and its Subsidiaries) or repurchase any Debt securities except as required by the terms thereof in effect on the date hereof, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clauses (i) through (iv) below or would result therefrom:

                                    (i) TWC may (A) declare and pay cash
                           dividends and distributions on its (1) 9 7/8ths% Cumulative Convertible Preferred Stock, (2) December 2000 Cumulative Convertible Preferred Stock and (3) March 2001 Mandatorily Convertible Single Reset Preferred Stock, (B) declare and pay cash dividends and distributions on TWC Preferred Stock issued on or after July 30, 2002 in form and substance satisfactory to the Agent and (C) in any Fiscal Quarter, declare and pay cash dividends to its stockholders and purchase, redeem, retire or otherwise acquire shares of its own outstanding capital stock for cash if after giving effect thereto the aggregate amount of such dividends, purchases, redemptions, retirements and acquisitions paid or made in any such Fiscal Quarter would be no greater than the sum of $6,250,000;

                                    (ii) any Subsidiaries of TWC may (A) declare
                           and pay cash dividends to TWC and (B) declare and pay cash dividends to any other Guarantor under the L/C Agreement of which it is a Subsidiary;

                                    (iii) Williams Energy Partners L.P. may
                           declare and pay cash distributions to its unitholders; provided that any such cash distribution shall comply with the partnership agreement governing Williams Energy Partners L.P.; and

                                    (iv) Apco Argentina, Inc. may declare and
                           pay dividends in accordance with applicable laws and its governing documents.".

                           (o) Investment in Other Persons. Make or hold, or
                  permit any of its Subsidiaries to make or hold, any Investment in any Person, except (i) equity Investments by a Borrower and its Subsidiaries in their Subsidiaries outstanding on the date hereof and additional investments in Subsidiaries engaged in businesses reasonably related to the businesses carried on by such Borrower and its Subsidiaries on the date hereof; (ii) loans and advances to employees in the ordinary course of the business of a Borrower and its Subsidiaries as presently conducted; (iii) Investments of a Borrower and its Subsidiaries in Cash Equivalents; (iv) Investments existing on the date hereof; (v) Investments by a Borrower in Hedge Agreements entered into in the ordinary course of business and not for speculative purposes; (vi) Investments consisting of intercompany debt; and (vii) other Investments in an aggregate amount invested not to exceed $50,000,000 annually; provided that with respect to Investments made under this clause (vii);
                  (1) any newly acquired or organized Subsidiary of a Borrower or any of its Subsidiaries shall be a wholly owned Subsidiary thereof; (2) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; and (3) any company or business acquired or invested in pursuant to this clause (vii) shall be in the same line of business as the business of a Borrower or any of its Subsidiaries.

                           (p) Subsidiary Debt. Permit any of its Subsidiaries
                  to create, incur, assume or suffer to exist Debt, other than
                  (i) Debt incurred, assumed or suffered to exist by TGPL, TGT, NWP, or Williams Energy Partners L.P. or its Subsidiaries,
                  (ii) Debt incurred, assumed or suffered to exist by Subsidiaries (other than those referred to in clause (i) and the Subsidiaries the stock of which is pledged under the Pledge Agreement (as defined in the L/C Agreement)) in an aggregate amount equal to $50,000,000, (iii) Debt in existence on the date hereof, (iv) Debt under the Guaranties, (v) Debt of the Project Financing Subsidiaries; (vi) Debt under the Barrett Loan Agreement and (vii) Debt consisting of intercompany debt so long as obligations of the debtors thereunder are subordinated to their obligations under the Credit Documents and are incurred in the ordinary of the cash management systems of the Borrowers and their Subsidiaries.";

                  (oo) Section 8.01 of the Credit Agreement is hereby amended by deleting the word "or" in the fifteenth line thereof and adding a new
         (h) at the end thereto to read as follows:

                           "or (h) release any of the Collateral (except as
                  contemplated by Section 5.02(l))";

                  (pp) Schedule VI is hereby amended in its entirety and replaced with Annex A attached hereto;

                  (qq) Schedule XI is hereby amended in its entirety and replaced with Annex B attached hereto;

                  (rr) Schedules III, IV and V are hereby deleted in their entirety and replaced with the following:

                           "[Intentionally Omitted]";

                  (ss) The Credit Agreement is hereby amended by adding a new
         Schedule XII attached hereto as Annex C;

                  (tt) The Credit Agreement is hereby amended by adding a new
         Schedule XIII attached hereto as Annex D; and

                  (uu) The Credit Agreement is hereby amended by adding a new
         Schedule XIV attached hereto as Annex E.

                  SECTION 3. Successor Agent. Pursuant to Section 7.06 of the Credit Agreement, Citibank hereby resigns as Agent and, with the consent and approval of the Majority Banks and TWC, hereby appoints, in accordance with the terms of such Section 7.06, Citicorp USA, Inc. ("Citicorp") as successor Agent under the Credit Agreement. By its signature hereto, Citicorp hereby acknowledges its acceptance of such appointment as Agent and to the terms and conditions of such appointment as set forth in Section 7.06 of the Credit Agreement.

                  For purposes of Section 8.02 of the Credit Agreement, all notices and other communications to Citicorp, as Agent, shall be delivered to its address at 399 Park Avenue, New York, New York 10043, (telecopier number:
(302) 894-6120), Attention: Williams Account Officer, with a copy to Citicorp North America, Inc., 1200 Smith Street, Suite 2000, Houston, Texas 77002 (telecopier number: (713) 654-2849), Attention: The Williams Companies, Inc. Account Officer, or at such other address as shall be designated by Citicorp in a written notice to the other parties.

                  SECTION 4. Conditions of Effectiveness. This Agreement shall become effective as of the date first above written when, and only when, on or before July 31, 2002, the Agent shall have received counterparts of this Agreement executed by the Borrowers and the Majority Banks or, as to any of the Banks, advice satisfactory to the Agent that such Bank has executed this Agreement. This Agreement is subject to the provisions of Section 8.01 of the Credit Agreement. Sections 1 through 3 hereof shall become effective when, and only when, on or before July 31, 2002, the Agent shall have additionally received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Agent (unless otherwise specified) and in sufficient copies for each Bank, in form and substance satisfactory to the Agent and the Majority Banks (unless otherwise specified) and in sufficient copies for each Bank:

                  (a) Certified copies of (i) the resolutions of the Board of Directors, or the Executive Committee thereof, of each of the Borrowers approving this Agreement and the matters contemplated hereby and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the matters contemplated hereby.

                  (b) A certificate of the Secretary or an Assistant Secretary of each Borrower certifying (i) the names and true signatures of the officers of such Borrower authorized to sign this Agreement and the other documents to be delivered hereunder and thereunder and, (ii) that attached thereto is a complete and correct copy of the Certificate of Incorporation and Bylaws of such Borrower together with any amendments thereto.

                  (c) Favorable opinions of William G. von Glahn, General Counsel of TWC, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Borrowers, substantially in the Form of Exhibit A hereto and as to such other matters as the Agent may reasonably require.

                  (d) A certificate signed by a duly authorized officer of each Borrower stating that:

                           (i) the representations and warranties contained in
                  Section 5 are correct on and as of the date of such certificate as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a date other than the date of such certificate; and

                           (ii) after giving effect to the Consent and Fourth
                  Amendment and the transactions contemplated therein, no event has occurred and is continuing that constitutes a Default.

                  (e) A duly executed and fully effective L/C Agreement and an amendment to each of the Progeny Facility documents, other than those automatically amended by virtue of this Agreement, each dated the date of this Agreement.

                  (f) The L/C Collateral Documents (other than the Mortgages and Additional Mortgages; each as defined in the L/C Agreement) and all documents required for perfection of the Liens granted pursuant to such L/C Collateral Documents.

                  SECTION 5. Representations and Warranties of the Borrowers Each of the Borrowers represents and warrants as follows:

                  (a) Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated in the recital of parties to this Agreement.

                  (b) The execution, delivery and performance by the Borrowers of this Agreement, and the consummation of the transactions contemplated hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the Borrowers' charters or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, as amended, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), or any order, writ, judgment, injunction, decree, determination or award, binding on or affecting the Borrowers or any of their Subsidiaries or any of their properties,
         (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrowers, any of their Subsidiaries or any of their properties or (iv) except for the Liens created under the L/C Collateral Documents and the TWC Asset Disposition Documents, as amended hereby, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrowers or any of their Subsidiaries.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrowers of this Agreement or L/C Collateral Documents to which it is or is to be a party.

                  (d) This Agreement has been duly executed and delivered by each Borrower. This Agreement and the Credit Agreement, as amended hereby, to which each Borrower is a party, are legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms.

                  (e) There is no action, suit, investigation, litigation or proceeding affecting any Borrower or any of its Subsidiaries (including, without limitation, any environmental action) pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower or any of its Subsidiaries or (ii) purports to affect the legality, validity or enforceability of this Agreement or the Credit Agreement, as amended hereby, or the consummation of any of the transactions contemplated hereby.

                  (f) The representations and warranties made by each Borrower in Article IV of the Credit Agreement, as amended hereby, are correct and true in all material respects on and as of the date hereof as though made on and as of the date hereof (it being understood and agreed that any such representation or warranty which by its terms applies only to a specified date shall be true and correct in all material respects only as of such specified date).

                  (g) Except as has been disclosed to each Bank, from December 31, 2001, to the date of this Agreement, there has been no material adverse change in the Consolidated financial condition or Consolidated results of operations of any Borrower and its Consolidated Subsidiaries.

                  SECTION 6. Reference to and Effect on the Credit Agreement and the Notes.

                  (a) On and after the effectiveness of this Agreement, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Agreement.

                  (b) The Credit Agreement and the Notes, as specifically amended by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

                  SECTION 7. Costs, Expenses and Taxes. The Borrowers, jointly and securely, agree to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

                  SECTION 8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9. Miscellaneous. Each Bank party hereto which is also, on the date hereof, the issuing bank under any bilateral letter of credit to which any Borrower is the account party thereof shall be deemed to have waived its right, if any, to cash collateralize on demand such letter of credit by its signature hereto.

                  SECTION 10. Undertaking; Post Closing Actions. The parties to this Agreement hereby agree and undertake to each use their best efforts and to act diligently and promptly in taking any action or step necessary to resolve or correct any error, omission, open item or general inconsistency or other discrepancy which may exist, or of which the parties hereto may hereafter become aware, in any Credit Document.

                  SECTION 11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                    [Signature pages to follow on next page]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  BORROWERS:

                                  THE WILLIAMS COMPANIES, INC.


                                  By   /s/ James G. Ivey
                                       ----------------------------------------
                                  Name:  James G. Ivey
                                  Title: Treasurer

                                  TEXAS GAS TRANSMISSION CORPORATION


                                  By     /s/ Richard Rodekohr
                                         --------------------------------------
                                  Name:  Richard Rodekohr
                                  Title: V.P. and C.F.O.


                                  TRANSCONTINENTAL GAS PIPE LINE CORPORATION


                                  By   /s/ Richard Rodekohr
                                       ----------------------------------------
                                  Name:  Richard Rodekohr
                                  Title: V.P. and C.F.O.

                                  NORTHWEST PIPELINE CORPORATION


                                  By    /s/ Richard Rodekohr
                                       ----------------------------------------
                                  Name:  Richard Rodekohr
                                  Title: V.P. and C.F.O.

                                  AGENT:

                                  CITIBANK, N.A., as Agent


                                  By:   /s/ J. Christopher Lyons
                                       ----------------------------------------
                                               Authorized Officer

                                  Date:    7/31          , 2002
                                        -----------------


                                  CO-SYNDICATION AGENTS:

                                  JPMORGAN CHASE BANK
                                  (formerly known as
                                  THE CHASE MANHATTAN BANK),
                                  as Co-Syndication Agent


                                  By:   /s/ Sanjeev Khemlani, V.P.
                                       ----------------------------------------
                                               Authorized Officer

                                  Date:   July 31, 2002
                                        -----------------



                                  COMMERZBANK AG,
                                  as Co-Syndication Agent


                                  By:   /s/ Subash Viswanathan
                                       ----------------------------------------
                                            Subash Viswanathan
                                            Senior Vice President

                                  By:   /s/ Brian Campbell
                                       ----------------------------------------
                                            Brian Campbell
                                            Senior Vice President

                                  Date:    July 30, 2002
                                        -----------------

                                  DOCUMENTATION AGENT:

                                  CREDIT LYONNAIS NEW YORK BRANCH
                                  as Documentation Agent


                                  By:  /s/ Bernard Weymuller
                                       ----------------------------------------
                                           Bernard Weymuller
                                           Senior Vice President

                                  Date:  July 31, 2002
                                        -----------------

                                  BANKS:

                                  CITIBANK, N.A.


                                  By:  /s/ J. Christopher Lyons
                                       ----------------------------------------
                                               Authorized Officer

                                  Date:     7/31        , 2002
                                        -----------------

                                  THE BANK OF NOVA SCOTIA


                                  By:  /s/ Nadine Bell
                                       ----------------------------------------
                                           Nadine Bell, Senior Manager

                                  Date:                  , 2002
                                        -----------------

                                  BANK OF AMERICA, N.A.


                                  By:  /s/ Claire Liu
                                       ----------------------------------------
                                           Claire M. Liu

                                  Date:                  , 2002
                                        -----------------

                                  BANK ONE, N.A. (MAIN OFFICE - CHICAGO)


                                  By:  /s/ Jeanie C. Gonzalez
                                       ----------------------------------------
                                               Authorized Officer

                                  Date:   July 31         , 2002
                                        -----------------

                                  JPMORGAN CHASE BANK
                                  (formerly known as
                                  THE CHASE MANHATTAN BANK)


                                  By:  /s/ Sanjeev Khemlani
                                       ----------------------------------------
                                           Sanjeev Khemlani

                                  Date:    July 31       , 2002
                                        -----------------

                                  COMMERZBANK AG
                                  NEW YORK AND GRAND CAYMAN BRANCHES


                                  By:
                                       ----------------------------------------
                                               Authorized Officer

                                  By:
                                       ----------------------------------------
                                               Authorized Officer

                                  Date:                  , 2002
                                        -----------------

                                  CREDIT LYONNAIS NEW YORK BRANCH


                                  By:  /s/ Bernard Weymuller
                                       ----------------------------------------
                                           Bernard Weymuller
                                           Senior Vice President

                                  Date:     July 31      , 2002
                                        -----------------

                                  MIZUHO CORPORATE BANK, LTD.


                                  By:  /s/ Jacques Azagury
                                       ----------------------------------------
                                               Authorized Officer
                                               Jacques Azagury
                                               Senior Vice President and Manager


                                  Date:   July 30        , 2002
                                        -----------------

                                  NATIONAL WESTMINSTER BANK PLC
                                  NEW YORK BRANCH


                                  By:
                                       ----------------------------------------

                                           Name:
                                                   ----------------------------
                                           Title:
                                                    ---------------------------

                                  Date:                  , 2002
                                        -----------------

                                  ABN AMRO BANK, N.V.


                                  By:
                                       ----------------------------------------
                                               Authorized Officer

                                  By:
                                       ----------------------------------------
                                               Authorized Officer

                                  Date:                  , 2002
                                        -----------------

                                  BANK OF MONTREAL


                                  By:
                                       ----------------------------------------
                                               Authorized Officer

                                  Date:                  , 2002
                                        -----------------

                                  THE BANK OF NEW YORK


                                  By:  /s/ Raymond J. Palmer
                                       ----------------------------------------
                                               Authorized Officer
                                               Raymond J. Palmer
                                               Vice President


                                  Date:    July 30        , 2002
                                        -----------------

                                  BARCLAYS BANK PLC


                                  By:  /s/ Richard B. Williams
                                       ----------------------------------------
                                               Authorized Officer
                                               Richard B. Williams
                                               Director


                                  Date:      7/31         , 2002
                                        -----------------

                                  CIBC INC.


                                  By: /s/  [ILLEGIBLE]
                                       ----------------------------------------
                                               Authorized Officer

                                  Date:   July 31        , 2002
                                        -----------------

                                  CREDIT SUISSE FIRST BOSTON


                                  By:  /s/ James P. Moran
                                       ----------------------------------------
                                               Authorized Officer
                                            James P. Moran, Director

                                  By:  /s/ Jay Chall
                                       ----------------------------------------
                                               Authorized Officer
                                               Jay Chall, Director

                                  Date:   July 30        , 2002
                                        -----------------

                                  ROYAL BANK OF CANADA


                                  By:  /s/ Linda M. Stephens
                                       ----------------------------------------
                                               Authorized Officer

                                  Date:     July 30      , 2002
                                        -----------------

                                  THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                  HOUSTON AGENCY


                                  By:  /s/ K. Glasscock
                                       ----------------------------------------
                                               Authorized Officer
                                               K. Glasscock
                                               VP & Manager

                                  Date:     July 30      , 2002
                                        -----------------

                                  FLEET NATIONAL BANK
                                  f/k/a Bank Boston, N.A.


                                  By:
                                       ----------------------------------------
                                               Authorized Officer

                                  Date:                  , 2002
                                        -----------------

                                  SOCIETE GENERALE, SOUTHWEST AGENCY


                                  By:  /s/ J. Douglas McMurrey, Jr.
                                       ----------------------------------------
                                               Authorized Officer
                                           J. Douglas McMurrey, Jr.
                                               Managing Director

                                  Date:      July 31     , 2002
                                        -----------------

                                  TORONTO DOMINION (TEXAS), INC.


                                  By:  /s/ Ann S. Slanis
                                       ----------------------------------------
                                               Authorized Officer
                                               Ann S. Slanis
                                               Vice President

                                  Date:     July 31      , 2002
                                        -----------------

                                  UBS AG, STAMFORD BRANCH


                                  By:
                                       ----------------------------------------
                                               Authorized Officer

                                  By:
                                       ----------------------------------------
                                               Authorized Officer

                                  Date:                  , 2002
                                        -----------------

                                  WELLS FARGO BANK TEXAS, N.A.


                                  By:  /s/ J. Alan Alexander
                                       ----------------------------------------
                                               Authorized Officer
                                               J. Alan Alexander
                                               Vice President

                                  Date:     July 30      , 2002
                                        -----------------

                                  WESTDEUTSCHE LANDESBANK GIRONZENTRALE,
                                  NEW YORK BRANCH


                                  By:  /s/ [ILLEGIBLE]
                                       ----------------------------------------
                                               Authorized Officer

                                  By:  /s/ [ILLEGIBLE]
                                       ----------------------------------------
                                               Authorized Officer

                                  Date:                  , 2002
                                        -----------------

                                  CREDIT AGRICOLE INDOSUEZ


                                  By:  /s/ [ILLEGIBLE]
                                       ----------------------------------------
                                               Authorized Officer

                                  By:  /s/ [ILLEGIBLE]
                                       ----------------------------------------
                                               Authorized Officer

                                  Date:     07/30        , 2002
                                        -----------------

                                  SUNTRUST BANK


                                  By:  /s/ [ILLEGIBLE]
                                       ----------------------------------------
                                               Authorized Officer

                                  Date:     July 31      , 2002
                                        -----------------

                                  ARAB BANKING CORPORATION (B.S.C.)


                                  By:  /s/ [ILLEGIBLE]
                                       ----------------------------------------
                                               Authorized Officer

                                  Date:   August 1st     , 2002
                                        -----------------

                                  BANK OF CHINA, NEW YORK BRANCH


                                  By:
                                       ----------------------------------------
                                               Authorized Officer

                                  Date:                  , 2002
                                        -----------------

                                  BANK OF OKLAHOMA, N.A.


                                  By:  /s/ Robert D. Mattax
                                       ----------------------------------------
                                               Robert D. Mattax
                                               Senior Vice President

                                  Date:      July 30     , 2002
                                        -----------------

                                  BNP PARIBAS, HOUSTON AGENCY


                                  By:  /s/ Barton D. Schouest
                                       ----------------------------------------
                                               Barton D. Schouest
                                               Managing Director

                                  By:  /s/ Greg Smothers
                                       ----------------------------------------
                                               Greg Smothers
                                               Vice President

                                  Date:     July 31      , 2002
                                        -----------------

                                DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK,


                                By:
                                     ----------------------------------------
                                             Authorized Officer

                                By:
                                     ----------------------------------------
                                             Authorized Officer

                                Date:                  , 2002
                                      -----------------

                                  KBC BANK N.V.


                                  By:  /s/ Jean-Pierre Diels
                                       ----------------------------------------
                                               Authorized Officer
                                               Jean-Pierre Diels
                                               First Vice President

                                  By:  /s/ Eric Raskin
                                       ----------------------------------------
                                               Authorized Officer
                                               Eric Raskin
                                               Vice President

                                  Date:                  , 2002
                                        -----------------

                                  FIRST UNION NATIONAL BANK


                                  By:
                                       ----------------------------------------
                                               Authorized Officer

                                  Date:                  , 2002
                                        -----------------



                                  SUMITOMO MITSUI BANKING CORPORATION


                                  By:  /s/ John Kissinger
                                       ----------------------------------------
                                           John Kissinger
                                           General Manager

                                  Date:    July 31       , 2002
                                        -----------------



                                  COMMERCE BANK, N.A.


                                  By:  /s/ Dennis R. Block
                                       ----------------------------------------
                                           Dennis R. Block, SVP

                                  Date:     July 30      , 2002
                                        -----------------



                                  WACHOVIA BANK, NATIONAL ASSOCIATION


                                  By:  /s/ David E. Humphreys
                                       ----------------------------------------
                                           David E. Humphreys
                                           Vice President

                                  Date:    7/30          , 2002
                                        -----------------

ACKNOWLEDGED
AND ACCEPTED BY
(with respect to Section 3):

CITICORP USA, INC.


By:
    ---------------------------------
            Authorized Officer


Date:                    , 2002
      ------------------

ANNEX A

                                   SCHEDULE VI

                                 PERMITTED LIENS


(a) (i) Any Lien existing on any property at the time of the acquisition thereof and not created in contemplation of such acquisition by any Borrower or any of its Subsidiaries, whether or not assumed by any Borrower or any of its Subsidiaries, (ii) purchase money, construction or analogous Liens securing obligations incurred in connection with or financing the direct or indirect costs of or relating to the acquisition, construction (including design, engineering, installation, testing and other related activities), development (including drilling), improvement, repair or replacement of property (including such Liens securing Debt or other obligations incurred in connection with the foregoing or within 30 days of the later of (x) the date on which such Property was acquired or construction, development, improvement, repair or replacement thereof was complete or (y) if applicable, the final "in service" date for commencement of full operations of such property), provided that all such Liens attach only to the property acquired, constructed, developed, improved or repaired or constituting replacement property, and the principal amount of the Debt or other obligations secured by such Lien, together with the principal amount of all other Debt secured by a Lien on such property, shall not exceed the gross acquisition, construction, replacement and other costs specified above of or for the property, (iii) Liens on receivables created pursuant to a sale, securitization or monetization of such receivables, and Liens on rights of any Borrower or any Subsidiary related to such receivables which are transferred to the purchaser of such receivables in connection with such sale, securitization or monetization; provided that the Liens secure only the obligations of any Borrower or any of its Subsidiaries in connection with such sale, securitization or monetization, (iv) Liens created by or reserved in any operating lease (whether for real or personal property) entered into in the ordinary course of business (excluding Synthetic Leases) provided that the Liens created thereby
(1) attach only to the Property leased to any Borrower or one of its Subsidiaries, pursuant to such operating lease and (2) secure only the obligations under such lease and supporting documents that do not create obligations other than with respect to the leased property (including for rent and for compliance with the terms of the lease), (v) Liens on property subject to a Capital Lease created by such Capital Lease and securing only obligations under such Capital Lease and supporting documents that do not create obligations other than with respect to the leased property, (vi) any interest or title of a lessor in the property subject to any Capital Lease, Synthetic Lease or operating lease, (vii) Liens in the form of filed Uniform Commercial Code or personal property security statements (or similar filings outside Canada and the United States) to perfect any Permitted Lien, and (viii) Liens on up to four aircraft owned or leased by any Borrower or any Subsidiary of any such Borrower.

(b) Any Lien existing on any property of a Subsidiary of any Borrower at the time it becomes a Subsidiary of such Borrower and not created in contemplation thereof and any Lien existing on any property of any Person at the time such Person is merged or liquidated into or consolidated with any such Borrower or any Subsidiary thereof and not created in contemplation thereof.

(c) Mechanics', materialmen's, workmen's, warehousemen's, carrier's, landlord's or other similar Liens arising in the ordinary course of business securing amounts incurred in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings.

(d) Liens arising by reason of pledges, deposits or other security to secure payment of workmen's compensation insurance or unemployment insurance, pension plans or systems and other types of social security, and good faith deposits or other security to secure tenders or leases of property or bids, in each case to secure obligations of any Borrower or any of its Subsidiaries under such insurance, tender, lease, bid or contract, as the case may be; provided, however, that the only Liens permitted by this paragraph (d) shall be Liens incurred in the ordinary course of business that do not secure any Debt or accounts payable (other than accounts payable to the counterparties or obligees applicable to the foregoing).

(e) Liens on deposits or other security given to secure public or statutory obligations, or to secure or in lieu of surety bonds (other than appeal bonds) and deposits as security for the payment of taxes or assessments or other similar charges, in each case to secure obligations of any Borrower or any of its Subsidiaries arising in the ordinary course of business; provided, however, that the aggregate amount of obligations secured by Liens permitted by this paragraph (e) shall not exceed 10% of Consolidated Tangible Net Worth of the Borrower.

(f) Any Lien arising by reason of deposits with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation (i) as a condition to the transaction by any Borrower or any of its Subsidiaries of any business or the exercise by any Borrower or any of its Subsidiaries of any privilege or license, (ii) to enable any Borrower or any of its Subsidiaries to maintain self-insurance or to participate in any fund for liability on any insurance risks or (iii) in connection with workmen's compensation, unemployment insurance, old age pensions or other social security with respect to any Borrower or any of its Subsidiaries to share in the privileges or benefits required for companies participating in such arrangements.

(g) Liens incurred in the ordinary course of business upon rights-of-way securing obligations (other than Debt and trade payables) of any Borrower or any of its Subsidiaries.

(h) Undetermined mortgages and charges incidental to construction or maintenance arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings.

(i) The right reserved to, or vested in, any municipality or governmental or other public authority or railroad by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right, power, franchise, grant, license or permit.

(j) The Lien of taxes, customs duties or other governmental charges or assessments that are not at the time determined (or, if determined, are not at the time delinquent), or that are delinquent but the validity of which is being contested in good faith by any Borrower or any of its Subsidiaries by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles, if required by such principles, have been provided on the books of the Borrower or the relevant Subsidiary of any Borrower, as the case may be.

(k) The Lien reserved in (i) leases entered into in the ordinary course of business for rent and for compliance with the terms of the lease in the case of real or personal property leasehold estates or (ii) leases and sub-leases granted to others that do not materially interfere with the ordinary course of business of any Borrower and its Subsidiaries, taken as a whole.

(l) Defects and irregularities in the titles to any property (including rights-of-way and easements) which are not material to the business, assets, operations or financial condition of any Borrower and its Subsidiaries, taken as a whole.

(m) Easements, exceptions or reservations in any property of any Borrower or any of its Subsidiaries granted or reserved in the ordinary course of business for the purpose of pipelines, roads, equipment, streets, alleys, highways, railroads, the removal of oil, gas, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, facilities and equipment, or in favor of governmental authorities or public utilities, in each case above which do not materially impair the use of such property for the purposes for which it is held by any Borrower or such Subsidiary.

(n) Rights reserved to or vested in any municipality or public authority to control or regulate any property of any Borrower or any of its Subsidiaries, or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by any Borrower or such Subsidiary.

(o) Any obligations or duties, affecting the property of any Borrower or any of its Subsidiaries, to any municipality or public authority with respect to any franchise, grant, license or permit.

(p) The Liens of any judgments in an aggregate amount for any Borrower and all of its Subsidiaries (i) not in excess of $8,500,000, the execution of which has not been stayed and (ii) not in excess of $40,000,000, the execution of which has been stayed and which have been appealed and secured, if necessary, by a stay or appeal bond or other security of similar effect and stay or appeal bonds in respect of the judgments permitted in clause (ii).

(q) Zoning laws and ordinances.

(r) Liens existing on July 1, 2002, that secure only Debt and other obligations incurred or committed and available for draw down on or prior to or outstanding on July 1, 2002 and listed on Schedule IX as secured by such Liens.

(s) Liens existing on July 1, 2002 (i) that cover only immaterial assets and
(ii) that secure only Debt and other obligations incurred or committed and available for draw down on or prior to or outstanding on July 1, 2002.

(t) Liens reserved in customary oil, gas and/or mineral leases for bonus or rental payments and for compliance with the terms of such leases and Liens reserved in customary operating agreements, farm-out and farm-in agreements, exploration agreements, development agreements and other similar agreements for compliance with the terms of such agreements; provided that (i) such Liens do not secure Debt or accounts payable (other than obligations under such lease or agreement, as the case may be) and (ii) such leases and agreements are entered into in the ordinary course of business.

(u) Liens arising in the ordinary course of business out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, participation, joint venture, joint operating, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases, sub-leases or rental agreements, royalty interests, overriding royalty interests, farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of a Person (each such order, agreement or contract being a "Subject Document"), provided that and to the extent that (i) such Subject Documents are entered into the ordinary course of business and contain terms customary for such documents in the industry, (ii) such permitted Liens shall not include any security interests in accounts receivable or other receivables and do not secure Debt or accounts payable (other than accounts payable arising under the particular Subject Document that creates the Lien), and (iii) such Subject Documents do not create nor do such Liens secure Financing Transactions.

(v) Liens arising by law under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas.

(w) Liens arising pursuant to the L/C Collateral Documents which secure the obligations of the Borrowers and their Subsidiaries under this Agreement and the L/C Agreement and certain public debt of TWC.

(x) Liens in existence prior to the date hereof in the nature of a right of offset or netting of cash amounts owed arising in the ordinary course of business (and Liens on the trading receivables owed by any trading counterparty and/or affiliate thereof to a Borrower or any affiliate thereof granted by a Borrower or any such affiliate thereof under agreements commonly in use in the industry of a Borrower or such affiliate, but solely to secure the offset or netting rights of such trading counterparty and/or affiliates thereof to the payment of such trading receivables arising from and to the extent of the trading obligations of a Borrower or any affiliate thereof to such trading counterparty or its affiliates).

(y) Any Lien not permitted by paragraphs (a) through (x) above or (z) through
(ii) below securing Debt of the Borrower or any of its Subsidiaries if at the time of, and after giving effect to, the creation or assumption of any such Lien, the aggregate (without duplication) of the principal or equivalent amount of all Debt of a Borrower and its Subsidiaries secured by all such Liens not so permitted by paragraphs (a) through (x) above or (z) through (ii) below plus the amount of Attributable Obligations (other than those relating to Liens described in clause

(a)(viii)) of a Borrower and its Subsidiaries in respect of Sale and Lease-Back Transactions permitted by Section 5.02(l) which does not exceed $100,000,000.

(z) To the extent applicable, any overriding royalties or other rights of Pacific Northwest Pipeline Corporation, a Delaware corporation ("Pacific") and Phillips Petroleum Company ("Phillips") or their respective successors in interest under a contract dated January 9, 1953, as amended, between Phillips and Pacific, to which the Borrower is successor in interest; and the obligations of the Borrower to surrender, transfer, release or reassign the leases or interests or rights to which said instruments relate under the conditions and upon the occurrence of the events specified in said instruments.

(aa) Any option or other agreement to purchase any property of any Borrower or any Subsidiary the purchase, sale or other disposition of which is not prohibited by any other provision of this Agreement.

(bb) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds and products thereof.

(cc) Liens on the products and proceeds (including insurance, condemnation and eminent domain proceeds) of and accessions to, and contract or other rights (including rights under insurance policies and product warranties) derivative of or relating to, property permitted to be subject to Liens under this Agreement but subject to the same restrictions and limitations herein set forth as to Liens on such property (including the requirement that such Liens on products, proceeds, accessions and rights secure only obligations that such property is permitted to secure).

(dd) Liens on the Property of a Project Finance Subsidiary or the Equity Interests in such Project Finance Subsidiary securing the Non-Recourse Debt of such Project Finance Subsidiary.

(ee) Liens on cash and short-term investments incurred in the ordinary course of business, consistent with past practices and not for the purpose of securing Debt (i) deposited by any Borrower or any of its Subsidiaries in margin accounts with or on behalf of futures contract brokers or other counterparties or (ii) pledged by any Borrower or any of its Subsidiaries, in the case of each of clauses (i) and (ii) above, to secure its obligations with respect to (x) contracts (including without limitation, physical delivery, option (whether cash or financial), exchange, swap and futures contracts) for the purchase or sale of any energy-related commodity or (y) interest rate or currency rate management contracts.

(ff) Liens securing Debt of Williams Energy Partners LP and/or its Subsidiaries; provided that such Liens shall only apply to assets owned directly by Williams Energy Partners LP and/or its Subsidiaries.

(gg) Liens securing the Barrett Loan.

(hh) Liens securing Permitted Refinancing Debt (as defined below) (and related obligations) covering the substantially the same collateral ) securing (immediately prior to such refinancing) the Debt Refinanced (as defined below) by such Permitted Refinancing Debt; provided that: (i) the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of the Debt Refinanced (plus the amount of penalties, premiums (including required premiums and the amount of any premiums reasonably determined by any Borrower being in its best economic interest and as necessary to accomplish such Refinancing by means of a tender offer or privately negotiated repurchase), fees, accrued interest and reasonable expenses and other obligations incurred in connection therewith) at the time of refinancing; and (ii) such Debt is incurred either by any Borrower or by such Subsidiary that is the obligor of the Debt being Refinanced. "Permitted Refinancing Debt" means any Debt (other than Debt referred to clause

(gg) above) of any Borrower or any of its Subsidiaries issued to Refinance other Debt of the Borrower or any such Subsidiaries. "Refinance" means, in respect of any Debt (other than Debt referred to clause (gg) above), to refinance, extend, renew, refund, repay, prepay, replace, acquire, redeem, defease or retire, or to issue other Debt in exchange or replacement, directly or indirectly for, such Debt in whole or in part.

(ii) Liens extending, renewing or replacing any of the foregoing Liens (other than Liens referred to in clause (gg) above), provided that the principal amount of the Debt or other obligation secured by such Lien is not increased or the maturity thereof shortened and such Lien is not extended to cover any additional Debt, obligations or property, other than like obligations of no greater principal amount and the substitution of like property (or specific categories of property of the same grantor to the extent the terms of the Lien being extended, renewed or replaced, extended to or covered such categories of property) of no greater value.

                                     ANNEX B

                                   SCHEDULE XI

                                RATING CATEGORIES



Pricing: Pricing is based upon the lower rating from S&P and Moody's, with respect to TWC's senior unsecured long-term debt. The pricing grid is as follows:

EURODOLLAR RATE ADVANCES

                                                                 APPLICABLE MARGIN
RATING                                                 --------------------------------------
CATEGORY          S&P OR MOODY'S RATINGS OF THE        < or = to 25% OF             >25% OF             APPLICABLE
OF THE             SENIOR UNSECURED LONG-TERM             COMMITMENTS              COMMITMENTS          COMMITMENT
BORROWER              DEBT OF THE BORROWER                   DRAWN                    DRAWN              FEE RATE
--------          -----------------------------        ----------------            -----------          ----------
  One                BB+ or Ba1 or higher                    3.00%                    3.25%                 .75%
  Two                      BB or Ba2                         3.50%                    3.75%                .875%
 Three                    BB- or Ba3                         4.00%                    4.25%                1.00%
  Four                     B+ or B1                          4.25%                    4.50%                1.25%
  Five                   B or B2 or lower                    4.50%                    4.75%                1.50%

BASE RATE ADVANCES

                                                                  APPLICABLE MARGIN
RATING                                                 --------------------------------------
CATEGORY        S&P OR MOODY'S RATINGS OF THE          < or = to 25% OF              >25% OF             APPLICABLE
OF THE           SENIOR UNSECURED LONG-TERM               COMMITMENTS              COMMITMENTS           COMMITMENT
BORROWER             DEBT OF THE BORROWER                    DRAWN                    DRAWN              FEE RATE
--------        -----------------------------          ----------------            -----------           ----------
  One                BB+ or Ba1 or higher                    1.75%                    2.00%                 .75%
  Two                      BB or Ba2                         2.25%                    2.50%                .875%
 Three                    BB- or Ba3                         2.75%                    3.00%                1.00%
  Four                     B+ or B1                          3.00%                    3.25%                1.25%
  Five                   B or B2 or lower                    3.25%                    3.50%                1.50%

                                     ANNEX C

                                  SCHEDULE XII

                               PROGENY FACILITIES



$200,000,000 Parent Support Agreement dated as of December 23, 1998, made by The Williams Companies, Inc. in favor of Castle Associates L.P. and Colchester LLC and the other Indemnified Persons listed therein, as amended.

Amended and Restated Guarantee dated as of July 25, 2000, issued by The Williams Companies, Inc. for the benefit of The Commonwealth Plan, Inc. and CBL Capital Corporation, as amended. WFS-Pipeline Company, as lessee and Commonwealth, as lessor entered into a Lease Agreement dated as of December 29, 1995. WFS-Offshore Gathering Company, as lessee, and CBL, as lessor, entered into a Lease Agreement dated December 29, 1995, as amended and restated.

$400,000,000 Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as Borrower, and Credit Lyonnais New York Branch, as Administrative Agent, and the Lenders named therein, as amended.

$192,570,931 aggregate Second Amended and Restated Participation Agreements (2 separate leases) dated as of January 28, 2002, among Williams Oil Gathering, L.L.C. and Williams Field Services - Gulf Coast Company, L.P., as Lessees, Williams Field Services Company, as Construction Agent, The Williams Companies, Inc., as Guarantor, First Security Bank, N.A. as Certificate Trustee, Wells Fargo Bank Nevada, N.A., as Collateral Agent, Bank of America, N.A., as Administrative Agent and Administrator, and financial institutions named therein as Certificate Holders, as amended.

$200,000,000 Term Loan Agreement dated as of January 29, 1999, among The Williams Companies, Inc., as Borrower, and The Fuji Bank, Limited, as Administrative Agent, and the Banks named therein, as amended.

The Prairie Wolf Facility.

Letter of Credit and Reimbursement Agreement dated as of May 15, 1994, among Tulsa Parking Authority, The Williams Companies, Inc., Bank of Oklahoma, National Association, and Bank of America, N.A. (formerly Nationsbank of Texas, N.A.), relative to Tulsa Parking Authority First Mortgage Revenue Bonds, as amended.

$127,000,000 Master Agreement dated as of March 6, 2000, among The Williams Companies, Inc., as Guarantor, Williams TravelCenters, Inc., as Lessee, Atlantic Financial Group, Ltd., as Lessor, SunTrust Bank, as Agent, and the Lenders named therein, as amended.

$100,000,000 PPH Sponsor Agreement dated as of December 31, 2001, by The Williams Companies, Inc., as Sponsor, in favor of Piceance Production Holdings LLC, Plowshare Investors LLC, and other Indemnified Persons listed in the agreement, as amended.

Legacy L/C's.

All documents, instruments, agreements, certificates and notices at any time executed and/or delivered in connection with any of the foregoing.

                                     ANNEX D

                                  SCHEDULE XIII

                               POST-CLOSING ITEMS

         1. Consents, Licenses and Approvals. All governmental and third party approvals (including consents) necessary in connection with the continuing operations of the Borrower and its Midstream Subsidiaries and the execution, delivery and performance of the Credit Documents shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the execution and delivery of the Credit Documents or the financing thereof, including, without limitation, this Agreement. TO BE REQUESTED 10 DAYS AFTER THE DATE OF THIS AGREEMENT.

         2. Legal Opinions. The Agent shall have received, with a counterpart for each Issuing Bank, the executed legal opinions of local counsel to the Agents in the States of Colorado, New Mexico and Wyoming, such other states as requested by Agent which such legal opinions shall cover such matters incident to the perfection of the Liens and the other transactions contemplated by the Agreement as the Agent may reasonably require. TO BE DELIVERED 15 DAYS AFTER THE DATE OF THIS AGREEMENT.

         3. Actions to Perfect Liens. The Agent shall have received properly completed and executed financing statements (or other similar documents), including, without limitation, duly executed financing statements on form UCC-1, necessary or, in the opinion of the Collateral Agent, desirable to perfect the Liens created by the Security Documents, and the Collateral Agent shall be reasonably satisfied that, other than filing such financing statements and other similar documents and the Mortgages, no other filings, recordings, registrations or other actions are necessary or, in the opinion of the Collateral Agent, desirable to perfect the Liens created by the Security Documents. TO BE COMPLETED 60 DAYS AFTER THE DATE OF THIS AGREEMENT.

         4. Surveys. At the request of the Agent, the Agent shall have received boundary line surveys of (i) the property leased by the Borrower and the Midstream Subsidiaries located in the States of Alaska, Arkansas, Colorado, New Mexico, Tennessee, and Wyoming, and such other states as may be designated by the Agent, (ii) the real property owned by Borrower and the Midstream Subsidiaries located in the States of Alaska, Arkansas, Colorado, New Mexico, Tennessee, and Wyoming, and such other states as may be designated by the Agent, other than the Gathering Systems which boundary line surveys shall in each case be (A) dated a date reasonably close to the date of the Agreement (as determined by the Agent), (B) prepared by an independent professional licensed land surveyor reasonably satisfactory to the Agent, (C) prepared in a manner reasonably acceptable to the Agent and (D) shall reflect that the buildings, structures and other improvements necessary for the ownership and operation of the processing plants purported to be located on the property surveyed do not protrude on any adjoining property nor do any improvements located on land adjacent to the property surveyed encroach upon the property surveyed, which encroachments or protrusions in either case could reasonably be expected to adversely affect the ability of the Borrower or the Midstream Subsidiaries to own, maintain, operate or sell the property surveyed and/or the improvements located thereon. The Agent shall have received a certificate of an authorized officer of the Borrower certifying said boundary line surveys are true and correct as of the date of the Agreement. TO BE COMPLETED 60 DAYS AFTER REQUEST BY THE AGENT.

         5. Flood Insurance. If requested by the Agent, the Agent shall have received a policy of flood insurance in form and substance satisfactory to the Agent. TO BE COMPLETED 60 DAYS AFTER THE DATE OF THIS AGREEMENT.

         6. Copies of Documents. If requested by the Agent, the Agent shall have received a copy, certified by such parties as the Agent may deem appropriate, of any document burdening the property covered by any Mortgage. TO BE COMPLETED 30 DAYS AFTER THE DATE OF THIS AGREEMENT.

         7. Lien Searches. The Agent shall have received the results of recent lien searches by Persons reasonably satisfactory to the Agent, in each of the jurisdictions and offices where assets of the Borrower or any of the Midstream Subsidiaries are located or recorded, and such searches shall reveal no Liens on any assets of the Borrower or any such Subsidiary, except for (i) Liens permitted by the Agreement and (ii) Liens to be released or assigned to the Agent, for the ratable benefit of the Banks, on the date of the Agreement in connection with the execution, delivery and performance of the Credit Documents. TO BE COMPLETED 30 DAYS AFTER THE DATE OF THIS AGREEMENT.

         8. Insurance. The Agent shall have received (i) copies of, or an insurance broker's or agent's certificate as to coverage under, the insurance policies required by the Agreement and the applicable provisions of the Security Documents, each of which policies shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Agent as additional insured, in form and substance satisfactory to the Collateral Agent and (ii) confirmation from such insurance broker that the scope and amount of coverage maintained by the Borrower and its Subsidiaries are comparable to the scope and amount of the insurance maintained by other companies of similar size in the same industry and general location. TO BE COMPLETED 30 DAYS AFTER THE DATE OF THIS AGREEMENT.

         9. Solvency. If requested by the Agent, the Agent shall have received
(i) a satisfactory solvency opinion from an independent valuation firm satisfactory to the Issuing Banks which shall document the solvency of the Borrower and its Subsidiaries, on a consolidated basis, after giving effect to the execution, delivery and performance of the Credit Documents, the other transactions contemplated thereby and the extensions of credit contemplated hereby and (ii) a certificate from the chief financial officer of the

Borrower (in his capacity as chief financial officer) as to the solvency of each of the Borrower and its Subsidiaries, on a consolidated basis, after giving effect to the execution, delivery and performance of the Credit Documents, the other transactions contemplated hereby and the extensions of credit contemplated hereunder. TO BE COMPLETED 60 DAYS AFTER THE DATE OF THIS AGREEMENT.

         10. Environmental Reports. If requested by the Agent, the Agent shall have received environmental assessment reports from E.vironment, Inc. with respect to processing, refining and other facilities and other parcels of real property owned or leased by the Borrower and the Midstream Subsidiaries, and the Issuing Banks shall be reasonably satisfied with the potential environmental liabilities to which the Borrower and its Subsidiaries may be subject based on such reports. TO BE COMPLETED 60 DAYS AFTER THE DATE OF THIS AGREEMENT.

         11. Title Vested in Borrower. The Agent and the Issuing Banks shall be reasonably satisfied that all filings and other actions required to be taken or made in order to vest title to all of the Properties of the Borrower and the Midstream Subsidiaries shall have been taken or made and are in full force and effect. TO BE COMPLETED 60 DAYS AFTER THE DATE OF THIS AGREEMENT.

         12. Mortgages. The Collateral Agent shall receive, on or before August 9, 2002, evidence of the completion of all recordings and filings of each initial "Mortgage" (as defined in the L/C Agreement)(which "initial" Mortgages consist of Mortgages filed in Colorado, Wyoming and New Mexico) as may be necessary, in the opinion of the Collateral Agent, to perfect the Liens in favor of the Collateral Agent created by such Mortgages. Thereafter, the Collateral Agent shall receive, within fifteen Business Days of the delivery of any additional Mortgage to the Borrower, evidence of such recordings and filings as may be necessary, in the opinion of the Collateral Agent, to perfect the Liens in favor of the Collateral Agent created by such additional Mortgage. Upon the request of Collateral Agent, the Borrower shall provide all assistance as may be necessary in connection with the preparation of the Mortgages.

         13. Consents to the Pledging of Excluded Equity Interest. TWC shall use its best efforts to obtain all third party consents necessary to pledge the Excluded Equity Interests in (other than the Equity Interest in Williams Mobile Bay Producer Services, L.L.C. and the Equity Interest of Williams Energy Partners L.P. held by Williams GP LLC) pursuant to the Pledge Agreement. TO BE REQUESTED 30 DAYS AFTER THE DATE OF THIS AGREEMENT AND TO BE PURSUED DILIGENTLY THEREAFTER

         14. Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                                     ANNEX E

                                  SCHEDULE XIV

                             MIDSTREAM SUBSIDIARIES



Delaware
--------
Williams Energy Services, L.L.C.
Williams Natural Gas Liquids, Inc.
Williams Midstream Natural Gas Liquids, Inc.
Williams Express, Inc. (a Delaware corporation)
Williams Field Services Group, Inc.
Williams Alaska Pipeline Company, L.L.C.
Williams Bio-Energy, L.L.C.
Williams Merchant Services Company, Inc.
Mapco, Inc.
WFS Enterprises, Inc.
WFS-Liquids Company
Williams Field Services Company
Williams Gas Processing Company
Williams Gas Processing - Wamsutter Company
North Padre Island Spindown, Inc.
Williams Ethanol Services, Inc.
Williams Energy Marketing & Trading Company
Worthington Generation, L.L.C.
Memphis Generation, L.L.C.
Gas Supply, L.L.C.
Williams Generation Company - Hazelton
Juarez Pipeline Company
MAPL Investments, Inc.
Williams Refining & Marketing, L.L.C.
Williams Memphis Terminal, Inc.
Williams Mid-South Pipelines, L.L.C.
Williams Olefins, L.L.C.
Williams Olefins Feedstock Pipelines, L.L.C.
Williams Generating Memphis, LLC
Williams Field Services-Gulf Coast Company, L.P.
Williams Gas Pipeline Company, L.L.C.
Williams Petroleum Pipeline Systems, Inc.
WFS - NGL Pipeline Company Inc.
WFS - Offshore Gathering Company
Baton Rouge Fractionators, L.L.C.
Tri-States NGL Pipeline, L.L.C.
WILPRISE Pipeline Company, L.L.C.

Alaska
------
Williams Express, Inc. (an Alaska corporation)
Williams Alaska Petroleum, Inc.
Williams Alaska Air Cargo Properties, L.L.C.
Williams Lynxs Alaska CargoPort, L.L.C.

Texas
-----
Black Marlin Pipeline Company
Rio Grande Pipeline Company

Kansas
------
Nebraska Energy, L.L.C

                                    EXHIBIT A



                              Please see attached.